PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into this __ day of July, 2011, by and between Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company (“LLRII”), Lazarus Texas Refinery II, LLC, a Delaware limited liability company (“LTRII”), Lazarus Environmental, LLC, a Delaware limited liability company (‘LENV”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”) Lazarus Energy Development, LLC, a Delaware limited liability company (“LED”), (LE, LLRII, LTRII, LENV, LED and LEH are sometimes individually referred to herein as a “Lazarus Entity” and collectively as the “Lazarus Entities”), and Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin” and, together with the Lazarus Entities, individually a “Party” or collectively, the “Parties”).

For and in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I

CONSTRUCTION OF AGREEMENT

1.1  Definitions.   For purposes of this Agreement, the following terms shall have the meanings indicated.

“Additional Financing” means debt financing in an amount at least equal to $3,700,000 for the benefit of LE after Closing, the proceeds of which are to be used with respect to the Nixon Refinery, the terms of which shall provide for the application of the gross profit of the Nixon Refinery as follows: (i) first, to the payment to the provider(s) of such financing of $150,000 per month, (ii) second, to LE to pay the monthly operating expenses of the Nixon Refinery and debt service, up to a maximum monthly amount of $750,000 (the “Operating Expense Allowance”), and (iii) thereafter, in payments of to the provider(s) of such financing which do not exceed (i) 80% of the net cash flow of the Nixon Refinery prior to payout, and (ii) 20% of the net cash flow of the Nixon Refinery after payout, with such payment obligations expiring after the third year of the operation of the Nixon Refinery, and having such terms and conditions as shall be reasonably acceptable to Blue Dolphin.

“Affiliate” means a Person controlling, controlled by, or under common control with, the Person to whom the reference is made.

“BDEC Shares” shall have the meaning given said term in Section 3.1(a).

“Blue Dolphin Common Stock” means the common stock of Blue Dolphin, $.01 par value per share.

“Blue Dolphin Disclosure Schedule” means the disclosure schedule which has been delivered by Blue Dolphin to the Lazarus Entities which is attached to this Agreement.

“Closing” and “Closing Date” shall each have the meanings given said terms in Section 4.1.

“Contract” means any legally binding obligation or agreement, whether or not reduced to writing, and specifically including, without limitation, any client or customer agreement, note, bond, mortgage, lease of real or personal property (including, without limitation, automobile, vehicle and other equipment leases), license or other instrument.

“Disposal Well” means the asset described in Exhibit 1.

“Existing Note” means that certain promissory note payable by LLRII to the order of Blue Dolphin in the original principal amount of $2,000,000.

“1st International Debt” means the indebtedness of LE to 1st International Bank and its assigns and sureties in the original amount of $10,000,000 pursuant to the 1st International Loan Agreement and that certain Promissory Note dated September 29, 2008, payable by LE to the order of 1st International Bank.

“1st International Loan Agreement” means that certain Loan Agreement dated September 29, 2008 among 1st International Bank as Lender, LE as Borrower, and Jonathan Pitts Carroll, Sr. and LEH as Guarantors.

“GAAP” means generally accepted accounting principles, consistently applied, of the United States of America.

“Interest” means a membership interest representing 100% of the issued and outstanding membership interest in LE.

“Judgment” means the judgment entered against LEH in connection with the case styled Blue Dolphin Energy Company v. Lazarus Energy Holdings, LLC in the 129th District Court of Harris County, Texas.

“Kissick Debt” means the indebtedness of LE which was previously held by Notre Dame Investors, Inc. and which is now held by John Kissick, in an amount which will not exceed $1,983,152.89 as of June 1st, 2011.

"Knowledge" as respects any of the Lazarus Entities means the actual knowledge after reasonable inquiry of Jonathan P. Carroll and, as respects Blue Dolphin means the actual knowledge after reasonable inquiry of the Chief Executive Officer of Blue Dolphin.

“Lazarus Disclosure Schedule” means the disclosure schedule which has been delivered by the Lazarus Entities to Blue Dolphin which is attached to this Agreement.

“Liabilities” means all actual liabilities or obligations of any nature whatsoever, whether absolute or contingent, due or to become due, accrued or unaccrued, known or unknown, or otherwise, including, but not limited to, indebtedness for money borrowed, obligations under Contracts, accounts payable, liabilities imposed by law and/or governmental authorities.

“Liens” means all mortgages, restrictions, liens, pledges, charges, claims, options, calls, rights of first refusal, or encumbrance of any nature whatsoever.

“Longview Assets” means the assets described in Exhibit 2.

“Loss” means any and all damages, assessments, fines, judgments, liabilities, obligations, penalties, fees, costs and/or expenses, including but not limited to, attorney, expert witness, and consultant fees and costs.

"Material Adverse Effect" means with respect to either Blue Dolphin or a Lazarus Entity any event, occurrence, change or development, which has, or could reasonably be expected to have, a material adverse effect on the results of operations or financial condition of that Party, including its subsidiaries, taken as a whole other than any event, occurrence, change or development (a) relating to the economy in general (including commodities prices or exchange rates), (b) relating to the industry in which that Party operates in general, except to the extent such event, occurrence, change or development has, or could reasonably be expected to have, a disproportionate effect on the results of operations or financial condition of that Party, (c) resulting from the announcement or pendency of any of the Transactions contemplated by this Agreement (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees), (d) changes in the law or in GAAP, or changes in general legal, regulatory or political conditions or (e) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement.

“Mermentau Assets” means the assets described in Exhibit 3 and the personal property located on such real property as of the date of this Agreement.

“Nixon Additional Tract” means the real property described in Exhibit 4.

“Nixon Refinery” means the real property and improvements thereon described in Exhibit 5, and the personal property located on such real property as of the date of this Agreement and/or which is described in Exhibit 5.

“Operating Expense Allowance” shall have the meaning given to it in the definition of Additional Financing in this Article I.

“Options” means the optional purchase rights granted pursuant to Article XI.

“Permitted Indebtedness” means (a) the Kissick Debt, and (b) the 1st International Debt.

“Permitted Liens” means any of the following Liens: (a) Liens in favor of carriers, warehousemen, mechanics, landlords and materialmen and other similar Persons that are incurred in the ordinary course of business for sums not yet due and payable; (b) Liens for current Taxes incurred in the ordinary course of business that are not delinquent or remain payable without any penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are maintained; (c) rights reserved to any governmental authority to regulate the affected property; (d) as to any leased assets or properties, rights of the lessors thereof; (e) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation and other types of social security, unemployment insurance, or old age pension programs mandated under applicable laws or regulations.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, or other entity.

“Refinery Financing” shall have the meaning given said term in Section 7.7.

“Stockholder Approval” means the approval of the stockholders of Blue Dolphin in accordance with the Delaware General Corporation Law and any applicable rules of the SEC or the NASDAQ with respect to the issuance of the Blue Dolphin Shares pursuant to the terms of this Agreement and the Transactions to the extent required pursuant to such statute and rules.

“Taxes” means any foreign, federal, state or local tax, assessment or other governmental charge.

“Transactions” means the transactions contemplated pursuant to this Agreement and all related agreements, documents, and instruments, other than the Options.

1.2           Interpretive Provisions.

(a)           The words “hereof,” “herein” and “hereunder” and words of similar impact when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.

(b)           The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

(c)           The terms “include” and “including” are not limiting and mean “including without limitation.”

ARTICLE II

PURCHASE AND SALE

2.1           Sale of Interest.  Subject to the terms and conditions hereof, at the Closing, LEH will sell, assign, transfer and deliver to Blue Dolphin, and Blue Dolphin will purchase and acquire from LEH, the Interest, free and clear of any Liens other than Permitted Liens.

2.2           The Assigned Assets.  At the Closing, LE shall own the following (referred to herein as the “Assigned Assets”), free and clear of all Liens, other than Permitted Liens:

(a)           the Nixon Refinery; and

(b)           the rights and interests of the Lazarus Entities pursuant to the Lazarus Operating Agreements (as defined below), all of which are listed on the Lazarus Disclosure Schedule.

ARTICLE III

CONSIDERATION FROM BLUE DOLPHIN

3.1 Purchase Consideration.  As consideration for the sale and transfer of the Interest, Blue Dolphin will:

(a) At the Closing issue to LEH 8,346,984 shares of the Blue Dolphin Common Stock, with such number adjusted as provided in Section 3.5 (the “BDEC Shares”);

(b) From time to time after Closing, make the payments provided for in Section 3.7.

3.2 Release.  The Parties shall execute and deliver at Closing a mutual release in customary form, releasing all claims between Blue Dolphin and its affiliates and representatives on the one hand and the Lazarus Entities and their affiliates and representatives on the other, including, but not limited to, the claims relating to the Existing Note and the Lawsuit.

3.3           Permitted Indebtedness.   At the Closing, the Assigned Assets will be subject to only the Permitted Indebtedness.

3.4           Revenues and Expenses.  LEH shall be (a) entitled to all revenues (and related accounts receivable) attributable to the Assigned Assets and (b) responsible for the payment of all expenses (and related accounts payable), including the payment of ad valorem taxes, attributable to the Assigned Assets, in each case to the extent the foregoing relate to the period of time prior to the Closing Date. Blue Dolphin shall be (a) entitled to all revenues (and related accounts receivable) attributable to the Assigned Assets, and (b) subject to Section 7.4, responsible for the payment of all expenses (and related accounts payable), including the payment of ad valorem taxes, attributable to the Assigned Assets, in each case to the extent the foregoing relate to the period of time occurring on and after the Closing Date.

3.5           Adjustment.  The number of BDEC Shares to be issued at Closing shall be adjusted at Closing to cause LEH to thereby receive 80% of the issued and outstanding shares of the Blue Dolphin Common Stock as of Closing.

3.6           Blue Dolphin Directors.  At and as of the Closing, Blue Dolphin will cause to be elected as its Board of Directors the six persons, with (i) three such directors to  be the persons designated by Blue Dolphin at Closing, which shall include Ivar Siem (the “Continuing Directors”), and (ii) the remaining three directors to be the persons agreed to by the Parties, who shall be selected by the Parties from the list attached as Exhibit 3.6 and or other persons mutually agreed upon each of whom will be considered independent directors for the purpose of the rules of the SEC and NASDAQ.  LEH and Blue Dolphin hereby confirm that the persons listed on Exhibit 3.6 are acceptable.  Blue Dolphin shall cause one of the Continuing Directors to agree to resign effective upon confirmation to the satisfaction of the Board of Blue Dolphin that the Nixon Refinery has achieved a daily production of at least 10,000 barrels.

3.7           Gross Profit Payments.  LEH shall be entitled to receive payments based on the Gross Profit of the Nixon Refinery with respect to the years 2011, 2012, 2013, and 2014.  These payments will be made monthly based on cumulative results through the end of the each month.   The amount of such monthly payments shall be equal to 40% of the excess, if any, of cumulative Gross Profit of the Nixon Refinery over a threshold which shall increase by $2,500,000 for each month that has elapsed since the beginning of that year.  For example, if the cumulative Gross Profit of the Nixon Refinery for January is $3,000,000, for February is $1,000,000, for March is $3,000,000, and for April is $6,000,000, payments would be due as follows:  for January, $200,000, for February, none, for March, none, and for April, $1,000,000.  The payment of these amounts shall be paid directly by the provider of the Additional Financing. Any shortfall in Gross Profit of the Nixon Refinery during a year shall be carried forward and reduce the cumulative Gross Profit of the Nixon Refinery for the following year.  Gross Profit shall mean the excess of the total revenue from the sales of the products of the Nixon Refinery received by LE over (i) the cost of the crude oil, (ii) amounts payable to or retained by the holder of the Additional Financing, and (iii) the amounts required to provide for the Operating Expense Allowance.   Blue Dolphin shall furnish to LEH on monthly basis a written schedule setting forth the computation of the Gross Profit of the Nixon Refinery, and shall permit LEH to audit, at its expense, the books and records of Blue Dolphin for purposes of confirming compliance with this Section.

ARTICLE IV

CLOSING

4.1 Date of Closing.  The consummation of the Transactions (the “Closing”) shall take place and shall be effective with respect to the sale and transfer of the Interest, and indirectly the Assigned Assets, as of the date which shall be within 5 days of the satisfaction of the conditions set forth in Articles VIII and IX (the “Closing Date”).

4.2 Deliveries at Closing.  At the Closing, the Parties shall execute and deliver such documents as are required to close the Transactions.  Specifically, but not by way of limitation, LEH shall execute and deliver, or cause to be executed and delivered, to Blue Dolphin all deeds, assignments, and bills of sale required to transfer to Blue Dolphin ownership in fee simple to the Interest, and indirect ownership of the Assigned Assets, free and clear of any Liens, other than any Permitted Liens, and Blue Dolphin shall issue to LEH the BDEC Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF LEH

LEH hereby represents and warrants to Blue Dolphin as follows:

5.1           SEC Matters.  The BDEC Shares are being or will be acquired by LEH for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of LEH to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act.  LEH is experienced in evaluating companies such as Blue Dolphin and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment.   LEH has had the opportunity to ask questions of and receive answers from executive officers of Blue Dolphin concerning the terms and conditions of the offering of the BDEC Shares, and to obtain additional information to the satisfaction of LEH.  LEH is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act. The BDEC Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of Blue Dolphin on such exemption is predicated in part on the representations set forth herein.  LEH will not sell or assign any BDEC Shares except pursuant to a valid registration statement filed pursuant to the Securities Act or pursuant to a valid exemption from the registration requirements thereof.  The certificates evidencing the BDEC Shares shall bear restrictive legends restricting their transfer as required pursuant to applicable securities laws.

5.2           Company Status.   The Interest represents 100% of the membership interests of LE.  LEH owns the Interest, free and clear of any lien or encumbrance. The Lazarus Entities have provided to Blue Dolphin a true and correct copy of the limited liability company agreement of each Lazarus Entity, which is in force as of the date of this Agreement, without amendment.  There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating any Lazarus Entity to issue, transfer or purchase any membership interest or other ownership interests of or with respect to any Lazarus Entity or any rights to any such membership interest, or obligating LEH to transfer any of the Interest or any membership interest with respect to any other Lazarus Entity under any circumstances.

5.3           Indebtedness.  LE does not have any Liabilities other than the Permitted Indebtedness.

5.4           Tax Status.                      Each Lazarus Entity, other than LEH, is a “disregarded entity” for federal income tax purposes.

5.5            Organization and Qualification.  Each Lazarus Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.  Each Lazarus Entity is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of the organizational documents of each Lazarus Entity, as amended, including all amendments thereto, have heretofore been delivered to Blue Dolphin.

5.6           Authority; Non-Contravention; Approvals.

(a)           Each Lazarus Entity has full company power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been approved by the managers of each Lazarus Entity, and no other company proceedings on the part of any Lazarus Entity, are necessary to authorize the execution and delivery of this Agreement or the consummation by the Lazarus Entities of any of the Transactions.  This Agreement has been duly executed and delivered by each Lazarus Entity, and, assuming the due authorization, execution and delivery hereof by Blue Dolphin, constitutes a valid and legally binding agreement of each Lazarus Entity enforceable against each Lazarus Entity in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

(b)           Except as set forth in the Lazarus Disclosure Schedule, the execution and delivery of this Agreement by each Lazarus Entity and the consummation by each Lazarus Entity of the Transactions do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Lazarus Entity under any of the terms, conditions or provisions of (i) the organizational documents of any Lazarus Entity, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to any Lazarus Entity or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which any Lazarus Entity is now a party or by which any Lazarus Entity or any of their respective properties or assets may be bound or affected.

(c)           No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by any Lazarus Entity or the consummation by any Lazarus Entity of the Transactions.

5.7           Reports and Financial Statements. LEH has furnished Blue Dolphin with unaudited and consolidated balance sheets, income statements and statements of cash flows for LE as of and for the period ended December 31, 2008, December 31, 2009, and December 31, 2010, and unaudited and consolidated balance sheet and income statement as of and for the for the five month period ending May 31, 2011 (collectively, the “Lazarus Financial Statements”), which are attached as Exhibit 5.7.  The Lazarus Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and result of operations of each Lazarus Entity.

5.8           Absence of Undisclosed Liabilities.  Except as disclosed in the Lazarus Disclosure Schedule, no Lazarus Entity is subject to Liabilities, except Liabilities which are provided for in the Lazarus Financial Statements.

5.9           Absence of Certain Changes or Events. Except as disclosed in Lazarus Disclosure Schedule, since January 1, 2009  the business of each Lazarus Entity has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect with respect to any Lazarus Entity.  The Kissick Debt is held by John Kissick as of the date of this Agreement and has a balance of $1,983,152.89 as of the date of this Agreement.

5.10           Title to and Condition of Assets.

(a)           LE has good and indefeasible title to the Assigned Assets, free and clear of any Liens, except for Permitted Liens.  The Assigned Assets are in adequate condition for their intended use, after the performance of start up and refurbishment procedures, the potential scope of which has been discussed and investigated by the Parties.  The Assigned Assets constitute all of the properties necessary for LE to conduct its business as now conducted.

(b)           LTRII has good and indefeasible title to the Longview Assets, free and clear of any Liens, except for Permitted Liens.  The Longview Assets are in adequate condition for their intended use.  The Longview Assets constitute all of the properties necessary for LTRII to conduct its business as now conducted.

(c)           LLRII has good and indefeasible title to the Mermentau Assets, free and clear of any Liens, except for Permitted Liens.  The Mermentau Assets are in adequate condition for their intended use.  The Mermentau Assets constitute all of the properties necessary for LLRII to conduct its business as now conducted.

(d)           LED has good and indefeasible title to the Nixon Additional Tract, free and clear of any Liens, except for Permitted Liens.

5.11           Employees.  The only Lazarus Entity which has employees is LEH.

5.12           Litigation.  There are no claims, suits, actions, or proceedings pending or, to the Knowledge of each Lazarus Entity, threatened against or relating to any Lazarus Entity, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.  To the Knowledge of each Lazarus Entity, there are no state of facts, events, conditions, or occurrences which would properly constitute grounds for or the basis of any material claim, suit, action, or proceeding against or relating to any Lazarus Entity.  Except as set forth in the Lazarus Disclosure Schedule, no Lazarus Entity is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

5.13           No Violation of Law. No Lazarus Entity is in violation of and no Lazarus Entity has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority.  Except as disclosed in the Lazarus Disclosure Schedule, as of the date of this Agreement, to the Knowledge of each Lazarus Entity, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Lazarus Entities have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, “Permits”) and no Lazarus Entity is in violation of the terms thereof.

5.14           Insurance Policies.  No Lazarus Entity has received notice from any current insurance carrier of the intention of such carrier (a) to discontinue any material insurance coverage afforded to the Lazarus Entity; or (b) to materially increase the premium costs of such insurance.  The types of insurance policies maintained by the Lazarus Entities and the coverage afforded by such policies with respect to the operations of each Lazarus Entity are, in the opinion of the Lazarus Entities, reasonable in light of the nature of the businesses conducted and the risks associated with such businesses.

5.15           Taxes.  All returns and reports, including, without limitation, information and withholding returns and reports and any schedules and attachments thereto or any amendments of any of the foregoing (“Tax Returns”), of or relating to any Taxes, that are required to be filed on or before the date hereof by or with respect to any Lazarus Entity have been duly and timely filed.  All such Tax Returns were correct and complete in all material respects and all the Taxes, including interest and penalties, owed by any Lazarus Entity have been timely paid.  There are no pending Tax audits by U.S. tax authorities with respect to Tax Returns of any Lazarus Entity.  The Lazarus Entities have made all deposits (including estimated tax payments for taxable years for which the federal income tax return is not yet due) required with respect to Taxes.

5.16           Environmental Matters.

(a)           Except as set forth in the Lazarus Disclosure Schedule:

(i)           No notice, demand, request for information, citation, summons or order has been received by, no complaint has been served on, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of each Lazarus Entity, is threatened by any governmental entity or other Person against any Lazarus Entity or any predecessor of any Lazarus Entity, relating to or arising out of any Lazarus Environmental Laws (as defined below);

(ii)           Each Lazarus Entity is and has been in material compliance with all Lazarus Environmental Laws and Lazarus Environmental Permits (as defined below), and, to the Knowledge of each Lazarus Entity, any predecessor of any Lazarus Entity was in material compliance with all Lazarus Environmental Laws and Lazarus Environmental Permits; or

(iii)           No Lazarus Entity has, and to the Knowledge of each Lazarus Entity, no predecessor of any Lazarus Entity, has, entered into any obligation, Liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Lazarus Environmental Laws and to the Knowledge of each Lazarus Entity, there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such obligation, Liability, order, settlement, judgment, injunction or decree.

(b)           For purposes of this Agreement, (i) “Lazarus Environmental Laws” means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority (as defined in 5.16(b)(ii) below) relating to the protection of the environment or protection of human health from exposure to hazardous materials that is currently in effect in any jurisdiction in which any Lazarus Entity owns property or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water  Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, (ii) the term “Governmental Authority” includes the United States of America, as well as any other jurisdiction or state, county, city and political subdivisions in which any Lazarus Entity owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over any Lazarus Entity pursuant to Lazarus Environmental Laws, and (iii) “Lazarus Environmental Permits” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any facility or operation of any Lazarus Entity to comply with requirements of Lazarus Environmental Laws.

5.17           Material Contracts and Relationships. The Lazarus Disclosure Schedule lists all Contracts, undertakings or understandings to which any Lazarus Entity is a party which relate to the Assigned Assets and which require an expenditure or expenditures by any Lazarus Entity in excess of $25,000 or more (except for purchase and sale orders incurred in the ordinary course of business consistent with past practices for amounts less than $200,000) or are otherwise material to any Lazarus Entity, including but not limited to service agreements, purchase or sale agreements, supply agreements, distribution or distributor agreements, real estate leases, purchase orders, customer orders and equipment rental agreements (the "Lazarus Operating Agreements").  Each Lazarus Operating Agreement is a valid, binding and enforceable agreement of the Lazarus Entity and, to the Knowledge of the Lazarus Entity, the other parties thereto.  There has not occurred any breach or default under any Lazarus Operating Agreement on the part of any of the Lazarus Entities or, to the Knowledge of the Lazarus Entities, any other parties thereto. No event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Lazarus Operating Agreement on the part of any of the Lazarus Entities, or, to the Knowledge of the Lazarus Entities, any of the other parties thereto.  There is no dispute between the parties to any Lazarus Operating Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Lazarus Operating Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Lazarus Operating Agreement.

5.18           Brokers and Finders.  Except as set forth on the Lazarus Disclosure Schedule, (i) no Lazarus Entity has entered into any Contract, arrangement or understanding with any Person or firm which may result in the obligation of any Lazarus Entity to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby; and (ii) there is no claim for payment by any Lazarus Entity of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.19           Third Party Consents.   The Lazarus Entities have obtained and provided to Blue Dolphin written evidence of any consent agreed to be granted by any third party to waive any term or condition set forth in any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which any Lazarus Entity is a party or by which any Lazarus Entity or any of their respective properties or assets may be bound or affected that is violated by the consummation of any transaction contemplated in this Agreement.

5.20           Disclosure.  No representation or warranty of any Lazarus Entity set forth hereunder or in the schedules attached hereto or in any certificate delivered pursuant hereto contains any untrue statement of the material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF BLUE DOLPHIN

Blue Dolphin represents and warrants to the Lazarus Entities as follows:

6.1. Organization.   Blue Dolphin is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

6.2.  Capitalization.  As of the date of this Agreement, the authorized capital stock of Blue Dolphin consisted of 100,000,000 shares of Blue Dolphin Common Stock and 2,500,000 shares of preferred stock, par value $.10 per share (“Blue Dolphin Preferred Stock”).  As of March 23, 2011, (i) 2,086,746 shares of Blue Dolphin Common Stock were issued and outstanding, all of which were validly issued and are fully paid, duly authorized, non-assessable and free of preemptive rights, (ii) no shares of Blue Dolphin Preferred Stock were issued and outstanding, and (iii) no shares of Blue Dolphin Common Stock or Blue Dolphin Preferred Stock were held in the treasury of Blue Dolphin.

6.3.  Authority; Non-Contravention; Approvals.

(a)           Blue Dolphin has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Blue Dolphin, and, assuming the due authorization, execution and delivery hereof by the Lazarus Entities, constitutes a valid and legally binding agreement of Blue Dolphin enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

(b)           The execution and delivery of this Agreement by Blue Dolphin and the consummation by Blue Dolphin of the Transactions do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Blue Dolphin under any of the terms, conditions or provisions of (i) the charter or bylaws of Blue Dolphin, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Blue Dolphin or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Blue Dolphin is now a party or by which Blue Dolphin or any of its properties or assets may be bound or affected.

6.4.  Reports and Financial Statements.

(a)           Blue Dolphin has filed with the Securities and Exchange Commission (the “SEC”) all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

(b)           Blue Dolphin has previously made available or delivered to LEH copies of all reports, including annual, quarterly and current reports, or registration statements filed by Blue Dolphin with the SEC including but not limited to the Form 10-K and Form 10-K/A with respect to the period ending December 31, 2010 and Form 10-Q for the period ending March 31, 2011 (“SEC Reports”); the Financial Statements set forth in the SEC Reports are herein collectively referred to as the “Blue Dolphin Financial Statements.”

(c)           As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.5           Absence of Undisclosed Liabilities.  Except as disclosed in the Blue Dolphin Disclosure Schedule, Blue Dolphin is subject to no Liabilities, except Liabilities which are provided for in the Blue Dolphin Financial Statements.

6.6           Absence of Certain Changes or Events. Except as disclosed in the Blue Dolphin Disclosure Schedule, since January 1, 2010 the business of Blue Dolphin has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect with respect to Blue Dolphin.

6.7           Employees.  As of the date of this Agreement, Blue Dolphin has approximately 5 employees.

6.8           Litigation.  There are no claims, suits, actions, or proceedings pending or, to the Knowledge of Blue Dolphin, threatened against or relating to Blue Dolphin, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.  To the Knowledge of Blue Dolphin, there are no state of facts, events, conditions, or occurrences which would properly constitute grounds for or the basis of any material claim, suit, action, or proceeding against or relating to Blue Dolphin.  Except as set forth in the Blue Dolphin Disclosure Schedule, Blue Dolphin is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

6.9           No Violation of Law. Blue Dolphin is not in violation of and Blue Dolphin has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority.  Except as disclosed in the Blue Dolphin Disclosure Schedule, as of the date of this Agreement, to the Knowledge of Blue Dolphin, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. Blue Dolphin has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and is not in violation of any of the terms thereof.

6.10           Insurance Policies.  Blue Dolphin has not received notice from any current insurance carrier of the intention of such carrier (a) to discontinue any material insurance coverage afforded to Blue Dolphin; or (b) to materially increase the premium costs of such insurance.  The types of insurance policies maintained by Blue Dolphin and the coverage afforded by such policies with respect to the operations of Blue Dolphin are, in the opinion of Blue Dolphin, reasonable in light of the nature of the businesses conducted and the risks associated with such businesses.

6.11           Taxes.  All returns and reports, including, without limitation, information and withholding returns and reports and any schedules and attachments thereto or any amendments of any of the foregoing (“Tax Returns”), of or relating to any Taxes, that are required to be filed on or before the date hereof by or with respect to Blue Dolphin have been duly and timely filed.  All such Tax Returns were correct and complete in all material respects and all the Taxes, including interest and penalties, owed by Blue Dolphin have been timely paid.  There are no pending Tax audits by U.S. tax authorities with respect to any Tax Returns of Blue Dolphin.  Blue Dolphin has made all deposits (including estimated tax payments for taxable years for which the federal income tax return is not yet due) required with respect to Taxes.

6.12           Environmental Matters.

(a)           Except as set forth in the Blue Dolphin Disclosure Schedule:

(i)           No notice, demand, request for information, citation, summons or order has been received by, no complaint has been served on, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Blue Dolphin, is threatened by any governmental entity or other Person against Blue Dolphin or any predecessor of Blue Dolphin, relating to or arising out of any Blue Dolphin Environmental Laws (as defined below);

(ii)           Blue Dolphin is and has been in material compliance with all Blue Dolphin Environmental Laws and Blue Dolphin Environmental Permits (as defined below), and, to the Knowledge of Blue Dolphin, any predecessor of Blue Dolphin was in material compliance with all Blue Dolphin Environmental Laws and Blue Dolphin Environmental Permits; or

(iii)           Blue Dolphin has not, and to the Knowledge of Blue Dolphin, no predecessor of Blue Dolphin, has, entered into any obligation, Liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Blue Dolphin Environmental Law and to the Knowledge of Blue Dolphin, there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such obligation, Liability, order, settlement, judgment, injunction or decree.

(b)           For purposes of this Agreement, (i) “Blue Dolphin Environmental Laws” means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority (as defined in Section 6.12(b)(ii) below) relating to the protection of the environment or protection of human health from exposure to hazardous materials that is currently in effect in any jurisdiction in which Blue Dolphin owns property or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water  Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, (ii) the term “Governmental Authority” includes the United States of America, as well as any other jurisdiction or state, county, city and political subdivisions in which Blue Dolphin owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over Blue Dolphin pursuant to Blue Dolphin Environmental Laws, and (iii) “Blue Dolphin Environmental Permits” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any facility or operation of Blue Dolphin to comply with requirements of Blue Dolphin Environmental Laws.

6.13           Material Contracts and Relationships. The Blue Dolphin Disclosure Schedule lists all Contracts, undertakings or understandings to which Blue Dolphin is a party which require an expenditure or expenditures by Blue Dolphin in excess of $25,000 or more (except for purchase and sale orders incurred in the ordinary course of business consistent with past practices for amounts less than $200,000) or are otherwise material to Blue Dolphin, including but not limited to service agreements, purchase or sale agreements, supply agreements, distribution or distributor agreements, real estate leases, purchase orders, customer orders and equipment rental agreements (the "Blue Dolphin Operating Agreements").  Each Blue Dolphin Operating Agreement is a valid, binding and enforceable agreement of Blue Dolphin and, to the Knowledge of Blue Dolphin, the other parties thereto.  There has not occurred any breach or default under any Blue Dolphin Operating Agreement on the part of Blue Dolphin or, to the Knowledge of Blue Dolphin, any other parties thereto. No event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Blue Dolphin Operating Agreement on the part of Blue Dolphin, or, to the Knowledge of Blue Dolphin, any of the other parties thereto.  There is no dispute between the parties to any Blue Dolphin Operating Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Blue Dolphin Operating Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Blue Dolphin Operating Agreement.

ARTICLE VII

COVENANTS

7.1 Restrictions.  Without limiting Blue Dolphin’s other rights in this Agreement, if the transfer of any instrument, contract, license, lease, Permit, or other document to Blue Dolphin hereunder shall require the consent of any party thereto other than the Lazarus Entities, then this Agreement shall not constitute an agreement to assign the same, and such item shall not be assigned to or assumed by Blue Dolphin at the Closing, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder.  In such case, the Lazarus Entities and Blue Dolphin shall cooperate and each shall use commercially reasonable efforts to obtain such consents to the extent required of such other parties and, when any such consents are obtained, to transfer the applicable instrument, contract, license, lease, Permit, or other document to Blue Dolphin.  If any such consent cannot be obtained, the Lazarus Entities shall cooperate in any commercially reasonable arrangement requested by Blue Dolphin to obtain for Blue Dolphin all benefits, privileges, obligations and privileges of the applicable instrument, contract, license, lease, Permit, or other document, or such other arrangements as would allow the operation and maintenance of the Assigned Assets in essentially the same manner as they were operated and maintained prior to Closing.

7.2 Permits.  The Lazarus Entities and Blue Dolphin agree to keep in force and effect and to cooperate with each other to make application for assignment of existing Permits of the Lazarus Entities and the Lazarus Environmental Permits (effective with the conveyance of the Interest to Blue Dolphin) or the issuance of new Permits and Lazarus Environmental Permits subsequent to the conveyance of the Interest, and indirectly the Assigned Assets, to Blue Dolphin.

7.3 Consents and Conditions. Each of the Parties will use its commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of governmental authorities and any other third parties that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and to otherwise to satisfy the conditions to Closing set forth herein, and will cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary or advisable for the performance of their respective obligations pursuant to this Agreement.

7.4 Allocation of Taxes.

(a) Any sales, use, documentary, recording, stamp, transfer, or similar Taxes that arise from and are due and payable as a consequence of the sale of the Interest, and indirectly the Assigned Assets, shall be paid, at the Closing, by Blue Dolphin to the Lazarus Entities, who shall timely remit such Taxes to the proper taxing jurisdictions.  In the event that any taxing jurisdiction determines that the Tax paid is deficient, the deficient Tax due shall be paid by Blue Dolphin and any associated interest and penalties shall be paid by LEH.  In the event that Blue Dolphin believes that the transactions contemplated by this Agreement are exempt from such Taxes, Blue Dolphin shall deliver to the Lazarus Entities at closing an exemption certificate.  The provisions of this Section 7.4 shall not apply to the franchise taxes imposed by jurisdiction, regardless of how determined (including but not limited to any Tax based on gross margin such as the Texas franchise tax), the liability for which shall remain with the entity on which such tax is imposed.

(b) Any sales, use, gross receipts, documentary, recording, stamp, transfer, or similar Taxes that are due and payable as a consequence of ownership and operation of the Assigned Assets prior to the date of Closing shall be the responsibility of LEH.

(c) All ad valorem, property and similar Taxes and any other Taxes not encompassed by Sections 7.4(a) or (b) for the then current year relating to the Assigned Assets shall be prorated as of the Closing between LEH and Blue Dolphin.  If the Closing shall occur before the actual taxes for the then current year are known, the apportionment of Taxes shall be upon the basis of Taxes for the Assigned Assets for the immediately preceding year, provided that, if the Taxes for the current year are thereafter determined to be more or less than the Taxes for the preceding year (after any appeal of the assessed valuation thereof is concluded), LEH and Blue Dolphin promptly shall adjust the proration of such Taxes based on actual Taxes paid with respect to the current year, and LEH or Blue Dolphin, as the case may be, shall pay to the other any amount required as a result of such adjustment.  All special Taxes or assessments prior to the end of the calendar year of Closing shall be prorated as set forth above.

(d) LEH will be entitled to any refunds or credits of Taxes paid with respect to the Assigned Assets to the extent attributable to the period ending prior to or on the Closing Date.  Blue Dolphin will be entitled to any refunds or credits of Taxes paid with respect to the Assigned Assets to the extent attributable to the period after the Closing Date.

(e) LEH shall be responsible for the preparation and filing of any tax returns that are required to be filed and the payment of any Tax related to the Lazarus Entities for taxable periods ending prior to or on the Closing Date.  Blue Dolphin shall be responsible for the preparation and filing of all Tax Returns and the payment of any Tax related to LE that are required to be filed for taxable periods beginning after the Closing Date.

(f) The Lazarus Entities shall comply with the requirements of Section 1445 of the Internal Revenue Code by executing and delivering Non-foreign Affidavits, in the form and substance as set out in Exhibit 7.4(f), to Blue Dolphin. Blue Dolphin shall not impose withholding under Section 1445 of the Internal Revenue Code on payments pursuant to this Agreement.

7.5 Records:  Access and Retention.  As soon as reasonably possible after the completion of the accounting cycle for the period up to but excluding the Closing Date, the Lazarus Entities will deliver to Blue Dolphin copies of files or, where the files relate exclusively to the Assigned Assets, the original files included in the books, records and files associated with the Assigned Assets (the “Records”), including without limitation property record files, maps, engineering reports, operating reports and data, and maintenance records dealing with the construction, operation and maintenance of the Assigned Assets.  After Closing, Blue Dolphin shall give the Lazarus Entities and its authorized representatives such access, during normal business hours, to the Records, as may be reasonably required by the Lazarus Entities, provided that such access does not unreasonably interfere with the ongoing operations of Blue Dolphin.  The Lazarus Entities shall be entitled to keep or obtain extracts and copies of such Records.

7.6 Stockholder Approval.  Blue Dolphin will use its best reasonable efforts to obtain Stockholder Approval. LEH shall cooperate with all reasonable requests of Blue Dolphin with respect to obtaining Stockholder Approval, including but not limited to providing financial and other information reasonably requested by Blue Dolphin.  Specifically, but not by way of limitation, LEH shall use its best efforts to provide Blue Dolphin with audited and consolidated balance sheets, income statements and statements of cash flows in accordance with GAAP for LE as of and for the period ended December 31, 2009 and December 31, 2010, and hereby consents to the inclusion of such financial statements and other information concerning the Lazarus Entities in the proxy statements and other documents distributed for the purposes of obtaining Stockholder Approval.

7.7 Additional Financing.  LEH will use its best reasonable efforts to obtain the Additional Financing. Blue Dolphin shall cooperate with all reasonable requests of LEH with respect to obtaining the Additional Financing, including but not limited to providing financial and other information reasonably requested by LEH.

7.8 Employees. Jonathan Carroll and Jason Heuring will become full time employees of Blue Dolphin. Jason Heuring will start as of the date of this Agreement. Jonathan Carroll will be appointed President upon closing.

7.9 Funding of Expense.  LEH will provide the cash needed to pay for all costs related to 7.8 until alternative financing becomes available.

7.10 Operation of the Assigned Assets Prior to the Closing Date.  Subject to Section 7.12, between the date of this Agreement and the Closing Date, each of Blue Dolphin and the Lazarus Entities agree that:

(a) Subject to the provisions of applicable agreements, each of them shall continue to maintain, operate and administer their respective assets, or shall cause the assets to be maintained, operated and administered, in a good and workmanlike manner consistent with past practices and in substantial compliance with all applicable laws, and will refrain from entering into any transaction or contract relating directly to any of their respective assets other than in the ordinary course of business.

(b) Without the prior written approval of other Parties, such Party shall not:

(i)           Enter into any agreement to sell, transfer, encumber or dispose of any part of the assets;

(ii)           Modify or amend any material agreement;

(iii)           Make any material change to any of the their respective assets; or

(iv)           Issue any shareholder interests, or options or rights to acquire the same, other than pursuant to existing stock incentive or stock options plans of Blue Dolphin.

7.11 Certain Permitted Transactions.  Notwithstanding Section 7.10, Blue Dolphin shall be permitted to:  (i) issue (subject to the terms of Section 3.5) in a private placement securities in the form of Blue Dolphin Common Stock, securities which may be converted into Blue Dolphin Common Stock, or securities which represent the right to acquire shares of Blue Dolphin Common Stock, which together represent no more than 700,000 shares of Blue Dolphin Common Stock, and/or (ii) sell its interest in the shore facility and Bucaneer Pipeline for a price which at least equals $3.700,000.

7.12 Risk of Loss of the Assigned Assets; Casualty Loss.  The risk of Loss to the Assigned Assets shall remain on LEH and LE until the Closing Date.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF BLUE DOLPHIN

The obligations of Blue Dolphin to consummate the Transactions are subject, at the option of Blue Dolphin, to the following conditions:

8.1 Representations.  The representations and warranties of each Lazarus Entity provided for in Article V shall be made again at Closing and shall be true and correct in all material respects on the Closing Date.  Blue Dolphin shall have received a certificate of LEH, executed on its behalf by its managing member or directors, dated the Closing Date, certifying to such effect.

8.2 Performance.  LEH shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

8.3 Pending Matters.  No suit, action or other proceeding shall be pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the Transactions.

8.4 Closing Documents.  All agreements, documents and instruments contemplated under this Agreement to be executed and delivered by a Lazarus Entity shall have been duly executed by that Lazarus Entity and shall be ready for delivery concurrently with the consummation of the transaction contemplated by this Agreement.

8.5 Material Adverse Effect.  Since the date of this Agreement, no Material Adverse Effect with respect to any Lazarus Entity shall have occurred and be continuing.

8.6 Financing.  LEH shall have obtained the Additional Financing on behalf of LE.

8.7 Stockholder Approval.  Stockholder Approval shall have been obtained.

8.8 Liens.  LEH shall have caused all Liens against any of the Acquired Assets, other than Permitted Liens, to have been released.

8.9 Kissick Debt.  The Kissick Debt shall have been amended to provide for the following terms:  an interest rate of no more than 6%, monthly payments commencing upon the Nixon Refinery becoming operational, with such payments calculated to provide for a one year amortization from the date of first payment (approximate amount of $165,262), provided that such payments will not exceed 10% of the payments to be made with respect to the Additional Financing.

8.10  Adjustments to Liabilities.  The liabilities and obligations of LE shall have been modified and amended so that the adjustments provided for on the page included in Exhibit 5.7 which is entitled “Comparative Balance Sheets” under the column “Adjs at BDCO Closing” would be accurate and appropriate.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF LEH

The obligations of LEH to consummate the Transactions are subject, at the option of LEH, to the following conditions:

9.1 Representations.  The representations and warranties of Blue Dolphin provided for in Article VI shall be made again at Closing and shall be true and correct in all material respects on the Closing Date.  LEH shall have received a certificate of Blue Dolphin, executed on its behalf by its Chief Executive Officer, dated the Closing Date, certifying to such effect.

9.2 Performance.  Blue Dolphin shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

9.3 Pending Matters.  No suit, action or other proceeding shall be pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the Transactions.

9.4           Closing Documents.  All agreements, documents and instruments contemplated under this Agreement to be executed and delivered by the Blue Dolphin Entities shall have been duly executed by the Blue Dolphin Entities and shall be ready for delivery concurrently with the consummation of the transactions contemplated by this Agreement.

9.5           Material Adverse Effect.  Since the date of the execution of this Agreement, no Material Adverse Effect with respect to any of the Blue Dolphin Entities shall have occurred and be continuing.

9.6           Stockholder Approval.  Stockholder Approval shall have been obtained.

ARTICLE X

TERMINATION

10.1           Termination at or Prior to Closing.

(a)           The occurrence of the following events prior to Closing, notwithstanding the reasonable efforts of the Party asserting a termination to avoid the event and to fulfill the conditions to Closing in its control, shall be a “Termination Event”:

(i)           an election to terminate this Agreement at any time on or prior to the Closing Date by mutual written consent of the Parties; or

(ii)           either Lazarus or BDEC may elect to terminate this Agreement by written notice to the other Party if the Closing has not occurred on or before the date which is three months after the date of this Agreement, unless such failure is caused by the breach of the terminating Party or its Affiliates.

(b)           Upon occurrence of a Termination Event, this Agreement shall terminate effective on the date stated in the notice or written agreement.

10.2           Effect of Termination.   In the event that Closing does not occur as a result of either Party exercising its right to terminate pursuant to Section 10.1, then neither Party shall have any further rights or obligations under this Agreement, except the liability of a Party for a breach of the terms hereof, which shall survive any such termination.

ARTICLE XI

OPTIONS

11.1 Option of Blue Dolphin.  Blue Dolphin is hereby granted the following purchase options (the “Blue Dolphin Options”), each of which shall be exercisable during the three month period beginning on the  Date of this agreement by written notice from Blue Dolphin to LEH:

(a) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LTRII from LEH or (ii) the ownership of the Longview Assets from LTRII;

(b) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LLRII from LEH or (ii) the ownership of the Mermentau Assets from LLRII (the “Mermentau Option”) ; and/or

(c) the option to acquire ownership of either (at the election of Blue Dolphin): (i) all of the issued and outstanding membership interest of LED from LEH, or (i) the ownership of the Nixon Additional Tract.

11.2           Operations Prior to Option Exercise.  So long as a Blue Dolphin Option remains exercisable, and after the exercise of a Blue Dolphin Option but prior to the respective closing of the Blue Dolphin Option, no Lazarus Entity will take any action, or omit to take any action, if by reason of such action or inaction any of the representations and warranties set forth in Article V which are material to the value of the asset subject to such Blue Dolphin Option shall become untrue or inaccurate (an “Applicable Representation”).

11.3           Purchase Price.  The purchase price payable with respect to the exercise of a Blue Dolphin Option shall be the assumption of the responsibility for and economic burden of the Liabilities relating to the respective asset(s) subject to such Blue Dolphin Option as set forth in Exhibit 11.3.  LEH agrees that at the closing of the exercise of a Blue Dolphin Option, it will deliver good and marketable title to the asset being purchased, free and clear of any Liens, other than Permitted Liens, and, in the case of the acquisition of a membership interest, it will also deliver good and marketable title to the assets owned by the respective Lazarus Entity, free and clear of any Liens, other than Permitted Liens.

11.4           Disposal Well Option.   If Blue Dolphin does not exercise the Mermentau Option, then, commencing on the date of the expiration of the Mermentau Option and continuing for six months thereafter, LEH shall have the option to acquire the Disposal Well for a purchase price of $130,000 which shall be exercisable by written notice from LEH to Blue Dolphin.  Blue Dolphin agrees that at the closing of the exercise of such option, it will deliver good and marketable title to Disposal Well, free and clear of any Liens, other than Permitted Liens.

11.5           Closings.      The closing of the exercise of any option provided for in this Article 11 shall occur promptly after the exercise of an option.  The Parties will execute such documents as are reasonably required to consummate such transaction.  At the closing of a Blue Dolphin Option, LEH will deliver to Blue Dolphin a certificate confirming the accuracy as of the date of closing of the all representations set forth in Article V which are Applicable Representations with respect to the asset being purchased.

ARTICLE XII

INDEMNIFICATION

12.1           Permitted Indebtedness.  As of the Closing Date and subject to the Lazarus Entities’ indemnification obligation set forth in Section 12.3 and as otherwise provided herein, Blue Dolphin shall acquire ownership of the Interest, and accordingly indirect ownership of the Assigned Assets, subject to the Permitted Indebtedness of the Lazarus Entities.

12.2           Indemnification By Blue Dolphin.  Blue Dolphin shall indemnify, release, defend, and hold harmless the Lazarus Entities, and their respective  officers, directors, employees, agents, representatives, Affiliates, subsidiaries, contractors, subcontractors, successors and assigns (collectively, the “Lazarus Entities Indemnitees”) from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Lazarus Entities Indemnitees as a result of, or arising out of:  (a) the breach of any of the representations, warranties, covenants or agreements of Blue Dolphin contained in this Agreement, (b) the Permitted Indebtedness of the Lazarus Entities as of the Closing Date, and (c) any liability for taxes (including interest, penalties or fines related thereto) the responsibility for payment of which was assumed by Blue Dolphin pursuant to Section 7.4.    The maximum liability of Blue Dolphin pursuant to this Section 8.2 shall equal to the total value of the BDEC Shares as of the Closing Date.  Blue Dolphin shall have no liability pursuant to this Section 12.2 with respect to any claims brought subsequent to the first anniversary of Closing Date.

12.3           Indemnification By LEH.  LEH shall indemnify, defend and hold harmless Blue Dolphin and its Affiliates, and their respective officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the “Blue Dolphin Indemnitees”) from and against all Losses asserted against, resulting from, imposed upon or incurred by any of the Blue Dolphin Indemnitees as a result of, or arising out of, (a) the breach of any of the representations, warranties, covenants or agreements of any of the Lazarus Entities contained in this Agreement, (b) any liability for Taxes (including interest, penalties or fines related thereto) related to the Assigned Assets the responsibility for payment of which was assumed by LEH pursuant to Section 7.4 above, and (c) all liabilities, duties, and obligations of every kind whatsoever relative to ownership, operation, occupancy, condition or use of the Assigned Assets before the Closing Date, other than the Permitted Indebtedness of LEH as of the Closing Date.  The maximum aggregate liability of LEH pursuant to this Section 12.3 shall equal to the total value of the BDEC Shares as of the Closing Date.  LEH shall have no liability pursuant to this Section 12.3 with respect to any claims brought subsequent to the first anniversary of Closing Date.

12.4           Notice of Asserted Liability, Opportunity to Defend.  All claims for indemnification under Sections 12.2 and 12.3 shall be asserted and resolved pursuant to this Section 12.4.  Any Person claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and any Person against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.”  In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party’s ability to defend against the Losses is not prejudiced.  The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Indemnified Party’s notice of any such third party claim  (the “Notice Period”) to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion.  If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person.  No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

12.5           Exclusive Remedy.  As between the Blue Dolphin Indemnitees and the Lazarus Entities Indemnitees the rights and obligations set forth in this Agreement, and the related agreements, instruments, and certificates executed in connection herewith, will be the exclusive rights and obligations with respect to the transactions provided for herein or contemplated hereby or thereby, it being understood and agreed between the Lazarus Entities and Blue Dolphin that all rights and obligations between the Lazarus Entities and its Affiliates on the one hand and Blue Dolphin and its Affiliates on the other hand shall be governed by this Agreement, and the related agreements, instruments and certificates executed in connection herewith.

12.6           NEGLIGENCE AND STRICT LIABILITY WAIVER.  WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, THE LAZARUS ENTITIES INDEMNITEES AND/OR THE BLUE DOLPHIN INDEMNITEES SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATIONS IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW BY THE LAZARUS ENTITY INDEMNITEES OR BY THE BLUE DOLPHIN INDEMNITEES.  THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

ARTICLE XIII

MISCELLANEOUS

13.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.2           Expenses.  Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party hereto.  Without limiting the generality of the foregoing, Blue Dolphin will be solely responsible for all recording fees and taxes associated with the recordation of documents relating to the conveyances to be delivered pursuant hereto.

13.3           No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract; provided, however, that the indemnification provisions in Article XII shall inure to the benefit of the Blue Dolphin Indemnitees and the Lazarus Entities Indemnitees as provided herein.

13.4           Waiver.  Except as expressly provided in this Agreement, neither the failure nor any delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.  Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the Party against who it is sought to be enforced.

13.5           Entire Agreement; Amendment.  This Agreement, the Schedules and Exhibits hereto, each of which is deemed to be a part hereof, and any agreements, instruments or documents executed and delivered by the Parties pursuant to this Agreement, constitute the entire agreement and understanding between the Parties, and all previous undertakings, negotiations and agreements between the Parties regarding the subject matter hereof are merged herein.  This Agreement may not be modified orally, but only by an agreement in writing signed by Blue Dolphin and the Lazarus Entities.

13.6           Notices.  Unless otherwise provided, any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such Party set forth below.  Any such notice shall be effective upon receipt or three (3) days after placed in the mail, whichever is earlier.

If to Blue Dolphin:
By Mail or Hand Delivery:
801 Travis Street, Suite 2100
Houston, Texas 77002
Attention:  Ivar Siem
Fax:      (713) 227-7626
Phone: (713) 568-4725

If to the Lazarus Entities:
By Mail or Hand Delivery:
801 Travis Street, Suite 2100
Houston, Texas 77002
Attention: Jonathan P. Carroll
Fax:      (713) 850-0520
Phone: (713) 850-0500

Either Party may change its address for purposes of this Agreement by providing notice to the other Party pursuant to this paragraph.

13.7           No Assignment.  This Agreement shall not be assigned or transferred in any way whatsoever by any Party hereto except with prior written consent of the other Parties hereto, which consent will not be unreasonably withheld, and any assignment or attempted assignment without such consent shall have no force or effect.  This Agreement shall be binding on and inure to the benefit of the Parties hereto and their permitted successors and assigns.

13.8           Severability.  If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted.  If any provision is inapplicable to any Person or circumstances, it shall, nevertheless, remain applicable to all other Persons and circumstances.

13.9           Publicity.  The Lazarus Entities and Blue Dolphin shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental entity or stock exchange, no Party shall issue any such publicity or other release without the prior written consent of the other Parties, which shall not be unreasonably withheld.

13.10           Construction.  Any section headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction or interpretation of this Agreement or any provisions thereof.  No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting thereof.

13.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

13.12           Further Assurances.  After the Closing Date, each Party hereto at the reasonable request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time, such further certificates, agreements of instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other Party hereto may reasonably request, to convey and deliver the Interest, and indirectly the Assigned Assets, to Blue Dolphin, to assure to the Lazarus Entities the obligations of Blue Dolphin with respect to the Permitted Indebtedness of the Lazarus Entities and to otherwise consummate or implement the transactions contemplated by this Agreement.

13.13  Registration Rights.  At the request of LEH given within 6 months after Closing, Blue Dolphin and LEH will enter into a registration rights agreement in customary form providing for (i) up to two (2) demand registration rights with respect to the BDEC Shares provided that the value of the BDEC Shares offered thereby must be at least $10,000,000, and (ii) unlimited piggyback registration rights to issuances by Blue Dolphin of shares of Blue Dolphin Common Stock for cash.

13.14           Effectiveness of Blue Dolphin Execution.   The execution of this Agreement by Blue Dolphin shall not be deemed effective until it has received confirmation of the written approval of AP Energy Partners LLC of the execution by the Lazarus Entities of this Agreement.  If such confirmation is not received on or before 5:00 p. m. on July 12, 2011, this Agreement shall be null and void and shall be deemed to have no force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

LAZARUS ENERGY HOLDINGS, LLC, a
Delaware limited liability company

By:_______________________________________
Jonathan P. Carroll
Director / Manager

LAZARUS ENERGY, LLC, a
Delaware limited liability company,

By:_______________________________________
Jonathan P. Carroll
Director / Manager

LAZARUS LOUISIANA REFINERY II, LLC, a
Delaware limited liability company

By:_______________________________________
Jonathan P. Carroll
Director / Manager

LAZARUS TEXAS REFINERY II, LLC, a
Delaware limited liability company

By:_______________________________________
Jonathan P. Carroll
Director / Manager

LAZARUS ENVIRONMENTAL, LLC, a
Delaware limited liability company

By:_______________________________________
Jonathan P. Carroll
Director / Manager

LAZARUS ENERGY DEVELOPMENT, LLC, a
Delaware limited liability company

By:_______________________________________
Jonathan P. Carroll
Director / Manager

BLUE DOLPHIN ENERGY COMPANY, a
Delaware corporation

By:_______________________________________
Ivar Siem
Chief Executive Officer

Table of Schedules and Exhibits
to
Purchase and Sale Agreement

Schedules

Lazarus Disclosure Schedule
Blue Dolphin Disclosure Schedule

Exhibits

Exhibit 1	Disposal Well
Exhibit 2	Longview Assets
Exhibit 3	Mermentau Assets
Exhibit 3.6	Director Candidates
Exhibit 4	Nixon Additional Tract
Exhibit 5	Nixon Refinery
Exhibit 5.7	Lazarus Financial Statements
Exhibit 11.3	Liabilities relating to Assets subject to Options

**DISCLOSURE SCHEDULE OF LAZARUS ENERGY HOLDINGS, LLC**

1. LE is in default with respect to the 1st International Debt. A forbearance agreement has been negotiated and agreed to.

   JPC IS

2. There is a five year lease of tanks 62 and 63 to Haltermann.

3. There is a lease of tanks 51, 53, and 54 to a Genesis affiliated entity.

Leases:

Lender: Pentech Funding
Equipment: Boiler
Lease payments: 48 months
Monthly lease payment: $2,558
Term: 2/1/2012

Lender: Leaf Financial
Equipment: Sulphur Analyzer & Lincoln Classic 3000 welder w/Perkins diesel
Lease payments: 60 months
Monthly lease payment: $1,135
Term: 3/1/2013

Lender: Great America Leasing Co.
Equipment: Samsung IDCS 100 Telephone system
Lease payments: 60 months
Monthly lease payment: $157
Term: 11/1/2011

Lender: First Internet Bank of Indiana
Equipment: 1995 Prowler trailer
Lease payments: 72 months
Monthly lease payment: $163
Term: 2/1/2015

DISCLOSURE SCHEDULE OF BLUE DOLPHIN ENERGY COMPANY

Blue Dolphin received a letter dated June 9, 2011 from Ms. Horton, Chief Counsel of the NASDAQ Office of General Counsel, concerning the delisting of Blue Dolphin's securities with NASDAQ effective as of June 13, 2011.

EXHIBIT 1

The immovable (real) property specifically described as follows (the "Property"):

PARCEL 2

From the southeast corner of Section 12, Township 10 South, Range 2 West, thence N 28°02'55" E being the east line of Section 12 a distance of 4250.15' to the south line of Biocom USA Limited property; thence S 89°53'01" W along the south property line Biocom USA Limited a distance of 382.18' to the east line of a 70' road and utility right-of-way; thence N 00°06'59" W along the east line of a 70' road and utility right-of-way a distance of 1600'; thence N 50° 42'01" E along the road and utility right-of-way a distance of 525' to the point of beginning; thence N 39°17'59" W a distance of 400'; thence N 50°42'01" E a distance of 400' to the westerly line of CAS Refining, Inc., thence S 39°17'59" E along the CAS Refining, Inc. property line a distance of 400' to the southerly line of a 70' road and utility right of way; thence S 50°42'01" W along the road and utility right-of-way a distance of 400' to the point of beginning containing 3.673 acres in Jefferson Davis Parish, Louisiana.

Together with the following rights respecting the Property:

Proceeds. Any and all proceeds derived or to be derived from the sale, transfer, conveyance, insurance loss, damage, destruction, condemnation, expropriation, or other taking of the Property, or other proceeds and proceeds of proceeds, and any unearned insurance premiums relating thereto, including the rights of to receive such proceeds directly from the obligor or obligors therefor, and to further enforce any rights that Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company (herein called "LLRII") may have to collect such proceeds, including without limitation, LLRII 's rights to commence an appropriate collection or enforcement action or actions incident thereto.

Leases, Rents and Profits. Any and all present and future leases or subleases affecting the Property, and all rents, income, and profits therefrom, including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advance rentals and other payments, and further including LLRII 's rights to enforce all present and future leases or subleases and to receive and enforce any rights that LLRII might have to collect rental and all other payments.

Deposits. Any and all present and future deposits or other security or advance payments, including rental payments, made by or on behalf of LLRII to others, with respect to (a) utility service regarding the Property, (b) cleaning, maintenance, repair, or similar services regarding the Property, (c) refuse removal or sewer service regarding the Property, (d) rentals of equipment, if any, used in the operation by or on behalf of LLRII regarding the Property, and/or (e) parking or similar services or rights regarding the Property.

Options. Any and all present and future options to sell or to lease the Property, or any interests therein.

Rights Under Construction, Architectural and Engineering Contracts. Any and all present and future construction, architectural and engineering contracts or agreements with regard to the construction or renovation of the Property and/or the improvements thereon, and any and all surety bond or bonds, guaranties and/or letters of credit in connection therewith, of every nature and kind whatsoever, including without limitation, LLRII 's rights and remedies to enforce and/or to receive payments or damages under any such construction, engineering and architectural contracts and surety bond(s), guaranties and letter(s) of credit as provided therein, or as otherwise provided under applicable law.

Contract Rights. To the extent assignable and/or transferable, any and all of LLRII's present and future contract rights, instruments, documents, and general intangibles necessary for use or useful in connection with the ownership and operation of all or any part of the Property, whether now existing or hereafter created, or otherwise acquired by LLRII, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter thereof.

K:\BUSLAW\Casey\BlueDolphin.General\Lazarus\PSA Stock Exhibits\PSA Stock Ex 1.2(b) Disposal Well Real Property Description FINAL.doc

2

EXHIBIT 2

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE A

Effective Date: August 18, 2006 at 05:00 PM
Commitment Number: 061717, issued September 7, 2006

GF Number: 061717

1. The policy or policies to be issued are:

   (a) OWNER POLICY OF TITLE INSURANCE (Form T-1)
   (Not applicable for improved one-to-four family residential real estate)
   Policy Amount: $ 5,500,000.00
   PROPOSED INSURED:
   Lazarus Texas Refinery II, LLC

   (b) TEXAS RESIDENTIAL OWNER POLICY OF TITLE INSURANCE -- ONE-TO-FOUR FAMILY RESIDENCES (Form T-1R)

   (c) MORTGAGEE POLICY OF TITLE INSURANCE (Form T-2)
   Policy Amount: $ 4,600,000.00
   PROPOSED INSURED:
   Gregg County Refining, LLC
   PROPOSED BORROWER:
   Lazarus Texas Refinery II, LLC

   (d) TEXAS SHORT FORM RESIDENTIAL MORTGAGEE POLICY OF TITLE INSURANCE (Form T-2R)

   (e) MORTGAGEE TITLE POLICY BINDER ON INTERIM CONSTRUCTION LOAN (Form T-13)

   (f) OTHER

2. The interest in the land covered by this Commitment is:

   Fee Simple

3. Record title to the land on the Effective Date appears to be vested in:

   Gregg County Refining, LLC

4. Legal description of land:

   All that certain lot, tract, or parcel of land situated in the I.C. Skillern Survey (A-4), City of Longview, Gregg County, Texas, being the called 34.50 acre tract conveyed to Gregg County Refining, LLC by deed recorded in G.C.C.F.#200614218 O.P.R.G.C.T., and being more particularly described as follows:

   BEGINNING at a chain link fence corner post (pipe) found for the S.E.C. of this tract and the N.E.C. of the called 2.361 acre tract conveyed to Polo Properties, L.L.C., by deed recorded in G.C.C.F.#200602157 O.P.R.G.C.T., said post (pipe) being in the west R.O.W. of Premier Road,

   THENCE N 89 deg 41' 08" 309.66' along a chain link fence for the S.B.L. of this tract and the N.B.L. of the Polo Properties, tract to a chain link fence corner post (pipe) found for the N.W.C. of the Polo Properties tract and the N.E.C. of the called 10.192 acre tract conveyed to Fleetwood Travel Trailers of Texas, Inc., by deed recorded in Volume 1822 Page 35 D.R.G.C.T.,

   THENCE N 89 deg 34' 22' W 307.76' along a chain link fence for the S.B.L. of this tract and the N.B.L. of the Fleetwood tract to a chain link fence post (pipe) found,

   THENCE N 89 deg 53' 16" W 236.39' along a chain link fence for the S.B.L. of this tract and the N.B.L. of the Fleetwood tract to a chain link fence corner post (pipe) found,

   THENCE S 89 deg 48' 26" W 292.53' along a chain link fence for the S.B.L. of this tract and the N.B.L. of the Fleetwood tract to a 3/8" iron rod (on the Northeast side of a chain link fence corner post (pipe)) found for the S.W.C. of this tract and the N.W.C. of the Fleetwood tract, said rod being in the occupied East R.O.W. of a Texas & Pacific Railroad spur track,

T.3045-02 R. 1/01

SEP. 8. 2006 10:54AM S. W. MC DANIEL ATT NO. 604 P. 3

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE A

(Continued)

THENCE along a chain link fence for the W.B.L. of this tract and the East R.O.W. of the Texas & Pacific Railroad spur track the following six courses;

N 08 deg 54' 46" W 372.31' to a point in said fence,
N 09 deg 27' 23" W 495.96' to a point in said fence,
N 17 deg 01' 12" W 116.39' to a point in said fence,
N 28 deg 05' 20" W 58.21' to a point in said fence,
N 37 deg 11' 25" W 72.32' to a chain link fence post (pipe) found,
N 45 deg 39' 42" W 134.86' to a chain link fence corner post (pipe) found for the Westmost corner of this tract,

THENCE N 22 deg 13' 59" E 33.31' along the Northmost W.B.L. of this tract to a 1/2" iron rod with R.P.L.S. #3940 orange plastic cap set for the N.W.C. of this tract, said rod being in the South R.O.W. of the Texas & Pacific Railroad (main line, not spur),

THENCE S 89 deg 48' 24" E 1460.95' along the N.B.L. of this tract and the South R.O.W. of the Texas & Pacific Railroad to a severely bent 3/8" iron rod found for the N.E.C. of this tract (removed said road and preserved its location with 1/2" iron rod and R.P.L.S. #3940 orange plastic cap (set)), said iron rod being in the West R.O.W. of Premier Road,

THENCE along the E.B.L. of this tract and the West R.O.W. of Premier Road the following three courses:

S 00 deg 26' 43" E 547.76' to a point,
S 00 deg 35' 08" E 450.00' to a point,
S 01 deg 08' 55" E 202.90' to this POINT OF BEGINNING, containing 34.481 acres, more or less,

THE COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

U. S. Title Company, Inc.
1000 North High Street
Longview, Texas 75601

By: Pamela L. Lohn
AUTHORIZED SIGNATURE

Commitment (Schedule A) (061717.PFD/061717/17)

P.3840-02 R. 1/01

SEP. 8. 2006 10:54AM S. W. MC DANIEL ATT NO. 604 P. 4

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE B

EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorney's fees, and expenses resulting from:

1. The following restrictive covenants of record itemized below:

   This exception is hereby deleted in its entirety.

2. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.

3. Homestead or community property or survivorship rights, if any of any spouse of any insured. (Applies to the Owner Policy only.)

4. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,

   a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or
   b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or
   c. to filled-in lands, or artificial islands, or
   d. to statutory water rights, including riparian rights, or
   e. to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

   (Applies to the Owner Policy only.)

5. Standby fees, taxes and assessments by any taxing authority for the year 2006, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year. (If Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R) is issued, that policy will substitute "which become due and payable subsequent to Date of Policy" in lieu of "for the year ______ and subsequent years.")

6. The terms and conditions of the documents creating your interest in the land.

7. Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. (Applies to the Mortgagee Title Policy Binder on Interim Construction Loan only, and may be deleted if satisfactory evidence is furnished to us before a binder is issued.)

8. Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Mortgagee Policy (T-2) only.)

9. The Exceptions from Coverage and Express Insurance in Schedule B of the Texas Short Form Residential Mortgagee Policy (T-2R). (Applies to Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R) only. Separate exceptions 1 through 8 of this Schedule B do not apply to the Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R)).

10. The following matters and all terms of the documents creating or offering evidence of the matters:

    a. Rights of Parties in possession.

    b. Visible and apparent easements or claims of easements which are not recorded in the records of Gregg County, Texas.

Commitment (Schedule B) (061717.PFD/061717/17)

F. 3045-02 R. 1/81

SEP. 8. 2006 10:55AM S. W. MC DANIEL ATT NO. 604 P. 5

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE B
EXCEPTIONS FROM COVERAGE
(Continued)

c. Title to all of the oil, gas and minerals of every kind and character in, on and under the insured premises, together with all rights, privileges and immunities relating thereto, heretofore reserved or conveyed by predecessors in title. Mineral Reservations set forth in instrument filed for record in Volume 305, Page 66, and Volume 718, Page 665, Deed Records, Gregg County, Texas.

d. Blanket Right of Way dated November 2, 1931, executed by Mrs. W. M. Steven, et al to United Gas Public Service Co., filed for record on December 1, 1931, in Volume 107, Page 204, Deed Records, Gregg County, Texas.

e. Blanket Right of Way dated June 10, 1933, executed by Julo Stevens, et al to Stanolind Oil and Gas Company, filed for record on June 12, 1933, in Volume 147, Page 214, Deed Records, Gregg County, Texas.

f. Blanket Right of Way dated May 23, 1936, executed by Jim Stevens, et al to Sinclair Prairie Oil Company, filed for record on March 14, 1936, in Volume 198, Page 130, Deed Records, Gregg County, Texas.

g. Blanket Right of Way dated December 1, 1936, executed by Jim Stevens, et al to United Pipe Line Company, filed for record on March 13, 1937, in Volume 213, Page 319, Deed Records, Gregg County, Texas.

h. Blanket Right of Way dated October 6, 1944, executed by Sam Stevens, et al to Southwestern Gas & Electric Co., filed for record on November 3, 1944, in Volume 283, Page 475, Deed Records, Gregg County, Texas.

i. Blanket Right of Way dated August 27, 1948, executed by Premier Oil Refining Company of Texas to Southwestern Bell Telephone Company, filed for record on June 14, 1949, in Volume 328, Page 124, Deed Records, Gregg County, Texas.

j. Right of Way dated August 30, 1957, executed by Premier Oil Refining Co. of Texas to Southern Gas Company, filed for record on September 10, 1957, in Volume 508, Page 154, Deed Records, Gregg County, Texas.

k. Right of Way dated April 12, 1960, executed by Premier Oil Refining Company of Texas, Division Western Natural Gas Company to Southern Gas Company, filed for record on April 25, 1960, in Volume 565, Page 309, Deed, Gregg County, Texas.

l. West Edge of 10' SWEPCO Easement traversing through the East portion of property as described in an Easement filed for record in Volume 881, Page 303, Deed Records, Gregg County, Texas, and as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

m. 20' wide SWEPCO Easement located in the East portion of property as described in an Easement filed for record in Volume 1165, Page 420, Deed Records, Gregg County, Texas, and as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

n. Assumed location of Enserch Pipeline Easement with Lone Star gas pipeline signs located in the South portion of property as described in an Easement filed for record on May 7, 1992, in Volume 2370, Page 288, Public Official Records, Gregg County, Texas, and as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

o. Entex pipeline sign located on the South property line as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

Commitment (Schedule B) (051717.PFD/051717/17)

F. 3640-02 R. 1/61

SEP. 8. 2006 10:55AM S.W. MC DANIEL ATT NO. 604 P. 6

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE B

EXCEPTIONS FROM COVERAGE

(Continued)

p. Electric transformer on pad located in the West portion of property as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

q. Abandoned railroad spur traversing through the North portion of property as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

r. Delhi pipline sign located in the West portion of property as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

s. MCI Telecom cable sign located in the Northeast portion of property as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

t. Perlman pipeline sign located on the West property line shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

u. Phone cable pedestal located on the East property line as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

v. Reliant pipeline sign located on the South property line as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

w. Overhead utility line with utility poles, buy wire and guy anchors located in the West, South, and East portions of property as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

x. No liability is assumed by reason of the protrusion of the fence being located outside the Northwest corner of property and North property line as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

y. Rights, if any, of adjoining property owners in and to that portion of the herein described property lying between the fence and the North property line as shown on a survey dated September 7, 2006, prepared by Tom A. Fidler, Registered Professional Land Surveyor Number 3940, Job No. 0608103.

Commitment (Schedule B) (061717.PFD/061717/17)

F.3640-02 R. 1/01

SEP. 8. 2006 10:55AM S. W. MC DANIEL ATT NO. 604 P. 7

CHICAGO TITLE INSURANCE COMPANY

Your Policy will not cover loss, costs, attorney's fees, and expenses resulting from the following requirements that will appear as Exceptions in Schedule B of the Policy, unless you dispose of these matters to our satisfaction, before the date the Policy is issued:

1. Documents creating your title or interest must be approved by us and must be signed, notarized and filed for record.
2. Satisfactory evidence must be provided that:
   - no person occupying the land claims any interest in that land against the persons named in paragraph 3 of Schedule A,
   - all standby fees, taxes, assessments and charges against the property have been paid,
   - all improvements or repairs to the property are completed and accepted by the owner, and that all contractors, sub-contractors, laborers and suppliers have been fully paid, and that no mechanic's, laborer's or materialmen's liens have attached to the property,
   - there is legal right of access to and from the land,
   - (on a Mortgagee Policy only) restrictions have not been and will not be violated that affect the validity and priority of the insured mortgage.
3. You must pay the seller or borrower the agreed amount for your property or interest.
4. Any defect, lien or other matter that may affect title to the land or interest insured, that arises or is filed after the effective date of this Commitment.

a. Satisfactory evidence that all taxes up to and including the year 2005 have been paid in full.

b. Execution of a Waiver of Inspection.

c. Execution of a Seller's Affidavit as to Debts, Liens and Possessions.

d. Execution of a FIRPTA/Sale by Foreign Person (Individual Nonforeign Status Certification) Affidavit. In the event the seller herein is a foreign individual(s) or corporation this transaction must be closed under the guidelines of the Section 1445 of the Internal Revenue Code.

e. Execution and filing of a Release of a Deed of Trust dated June 28, 2006, executed by Gregg County Refining, LLC, a Texas limited liability company, to Michele O. Miller, Trustee, securing the payment of a note in the amount of $300,000.00, payable to Consultants International Services, L.P., filed for record on June 30, 2006, under Clerk's File No. 200614215, Official Public Records, Gregg County, Texas.

f. Execution and filing of a Termination of a Financing Statement executed by Gregg County Refining, LLC, Debtor, to Consultants International Services, L.P., Secured Party, filed for record on June 30, 2006, under Clerk's File No. 200614216, Official Public Records, Gregg County, Texas.

g. Submission of a Certificate of Good Standing with the State of Texas on Gregg County Refining, LLC.

h. Submission of Certified Copies of the Certificate of formation and company agreement on Gregg County Refining, LLC, a Limited Liability Company.

U.S. Title Company, Inc. reserves the right to make further requirements upon examination of the above described documentation.

i. Submission of a Certificate of Good Standing with the State of Delaware on Lazarus Texas Refinery II, LLC.

j. Submission of Certified Copies of the Certificate of formation and company agreement on Lazarus Texas Refinery II, LLC, a Limited Liability Company.

U.S. Title Company, Inc. reserves the right to make further requirements upon examination of the above described documentation.

Commitment (Schedule C) (061717.PFD/061717/17)

F. 3649-02 R. 1/31

SEP. 8. 2006 10:55AM S. W. MC DANIEL ATT NO. 604 P. 8

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE C
(Continued)

k. Execution and filing of a Warranty Deed with Vendor's Lien executed by Gregg County Refining, LLC, vesting title in Lazarus Texas Refinery II, LLC.

l. Execution and filing of a Deed of Trust executed by Lazarus Texas Refinery II, LLC, to ____________, Trustee, securing a note in the original principal sum of $4,500,000.00, payable to Gregg County Refining, LLC.

m. Pursuant to Section 1, Chapter 11, Property Code, Section 11.008, the following disclosure is to appear in 12-point boldface type or 12-point uppercase letters on the first page of all deeds, mortgages, and deeds of trust:

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

n. Effective January 1, 2004, the Texas Title Insurance Guaranty Association fee of $1.00 per owner and/or mortgagee title insurance policy issued must be collected and remitted to the Title Company issuing the policy.

o. Note For Informational Purposes: If a mortgagee policy contemplated by this commitment is subsequently issued to the proposed lender shown on Schedule A, at the request of the proposed lender, upon the issuance of the mortgagee policy the insured lender on Schedule A of the mortgagee policy will appear as follows:

"(Name of the proposed lender), and each successor in ownership of the indebtness secured by the insured mortgage, except a successor who is an obligor under the provisions of Section 12(c) of the Conditions and Stipulations."

Commitment (Schedule C) (061717.PFD/061717/17)

F. 3640-02 R. 1/01

SEP. 8. 2006 10:55AM S. W. MC DANIEL ATT NO. 604 P. 9

CHICAGO TITLE INSURANCE COMPANY

COMMITMENT
SCHEDULE D

GF NUMBER: 061717

COMMITMENT NUMBER: 061717

1. Disclosure of: CHICAGO TITLE INSURANCE COMPANY, a Missouri Corporation
   a. The Shareholders owning or controlling, directly or indirectly, ten (10%), or more of the shares of Chicago Title Insurance Company:
   CHICAGO TITLE AND TRUST COMPANY, an Illinois Corporation
   b. The names of Directors of Chicago Title Insurance Company:
   Christopher Abbinante, John Wunderlich, Erika Meinhardt, Raymond R. Quirk, Burton J. Rain, Ernest D. Smith, Alan L. Stinson, Frank P. Willey and Thomas Evans
   c. The names of the president, the executive or senior vice-president, the secretary and the treasurer of Chicago Title Insurance Company:
   Chairman of the Board, President and Chief Executive Officer: Raymond R. Quirk
   Senior Vice President: Christopher Abbinante
   Vice President and Secretary: Todd C. Johnson
   Vice President and Treasurer: Patrick G. Farenga
2. Disclosure of U. S. TITLE COMPANY, INC., a Texas corporation
   a. The names of each shareholder, owner, partner, or other person having, owning or controlling one percent (1%) or more of the Title Insurance Agent that will receive a portion of the premium are as follows:

   Stephen W. McDaniel Erin C. McDaniel

   b. Each shareholder, owner, partner, or other person having, owning or controlling 10 percent (10%) or more of an entity that has, owns or controls one percent (1%) or more of the Title Insurance Agent that will receive a portion of the premium are as follows:

   Stephen W. McDaniel Erin C. McDaniel

   c. If the Agent is a corporation, the names of any directors, president, executive or senior vice president, secretary and treasurer if any Title Insurance Agent are as follows:

President:	Stephen W. McDaniel
Secretary/Treasurer:	Marcia McDaniel
Director:	Stephen W. McDaniel, Hamilton P. Smead, Erin C. McDaniel and Marcia McDaniel

   d. The name of any person who is not a full-time employee of the Title Insurance Agent and who receives any portion of the title insurance premium for services performed on behalf of the Title Insurance Agent in connection with the issuance of a title insurance form; and the amount of the premium that any such person shall receive.

3. You are entitled to receive advance disclosure of settlement charges in connection with the proposed transaction to which this commitment relates. Upon your request, such disclosure will be made to you. Additionally, the name of any person, firm or corporation receiving any sum from the settlement of this transaction will be disclosed on the closing or settlement statement. You are further advised that the estimated title premium* is:

Commitment (Schedule D-Chicago Title) (061717.PFD/061717/17)

F. 3640-02 R. 1/01

SEP. 8. 2006 10:56AM S.W. MC DANIEL ATT NO. 604 P. 10

CHICAGO TITLE INSURANCE COMPANY

SCHEDULE D
(Continued)

Owners Policy	$ 25,828.00
Mortgagee Policy	$ 100.00
Other	$ 0.00
Endorsement Charges	$ 0.00
Total	$25,928.00

Of this total amount: $3,889.35 (or 15%) will be paid to the policy issuing Title Insurance Company; $22,039.85 (or 85%) will be retained by the issuing Title Insurance Agent; and the remainder of the estimated premium will be paid to other parties as follows:

AMOUNT	TO WHOM	FOR SERVICES

*The Estimated premium is based upon information furnished to us as of the date of this Commitment for Title Insurance. Final determination of the amount of the premium will be made at closing in accordance with the Rules and Regulations adopted by the State Board of Insurance.

Commitment (Schedule D-Chicago Title) (061717.PFD/061717/17)

F. 3640-02 R. 1/01

SEP. 8. 2006 10:56AM S. W. MC DANIEL ATT NO. 604 P. 11

CHICAGO TITLE INSURANCE COMPANY

DELETION OF ARBITRATION PROVISION

(Not applicable to the Texas Residential Owner Policy)

ARBITRATION is a common form of alternative dispute resolution. It can be a quicker and cheaper means to settle a dispute with your Title Insurance Company. However, if you agree to arbitrate, you give up your right to take the Title Insurance Company to court and your rights to discovery of evidence may be limited in the arbitration process. In addition, you cannot usually appeal an arbitrator's award.

Your policy contains an arbitration provision (shown below). It allows you OR THE COMPANY to REQUIRE ARBITRATION if the amount of insurance is $1,000,000 or less. If you want to retain your right to sue the Company in case of a dispute over a claim, you must request deletion of the arbitration provision before the policy is issued. You can do this by signing this form and returning it to the Company at or before the closing of your real estate transaction or by writing to the Company.

The arbitration provision in the Policy is as follows:

"Unless prohibited by applicable law or unless this arbitration section is deleted by specific provision in Schedule B of this policy, either the Company or the Insured may demand arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this Policy, and service of the Company in connection with its issuance or the breach of a policy provision or other obligation. All arbitrable matters when the Amount of Insurance is $1,000,000 or less SHALL BE arbitrated at the request of either the Company or the Insured, unless the Insured is an individual person (as distinguished from a corporation, trust, partnership, association or other legal entity). All arbitrable matters when the Amount of Insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this Policy and under the Rules in effect on the date the demand for arbitration is made or, at the option of the Insured, the Rules in effect at the Date of Policy shall be binding upon the parties. The award may include attorney's fees only if the laws of the state in which the land is located permit a court to award attorney's fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

The Law of the situs of the land shall apply to any arbitration under the Title Insurance Arbitration Rules.

A Copy of the Rules may be obtained from the Company upon request."

I request deletion of the Arbitration provision.

____________________ ____________________

DATE

Deletion of Arbitration Provision (Loan) (081717.PFD/0817 (7/6))

F. 3549-02 R. 1/31

SEP. 8. 2006 10:56AM S. W. MC DANIEL ATT NO. 604 P. 12

Chicago Title Insurance Company
TICOR Title Insurance Company
Security Union Title Insurance Company
(Members of the Fidelity National Financial, Inc. group of companies)

U.S. TITLE COMPANY, INC.

Fidelity National Financial Group of Companies' Privacy Statement

July 1, 2001

We recognize and respect the privacy expectations of today's consumers and the requirements of applicable federal and state privacy laws. We believe that making you aware of how we use your non-public personal information ("Personal Information"), and to whom it is disclosed, will form the basis for a relationship of trust between us and the public that we serve. This Privacy Statement provides that explanation. We reserve the right to change this Privacy Statement from time to time consistent with applicable privacy laws.

In the course of our business, we may collect Personal Information about you from the following sources:

- From applications or other forms we receive from you or your authorized representative;
- From your transactions with, or from the services being performed by, us, our affiliates, or others;
- From our internet web sites;
- From the public records maintained by governmental entities that we either obtain directly from those entities, or from our affiliates or others; and
- From consumer or other reporting agencies.

Our Policies Regarding the Protection of the Confidentiality and Security of Your Personal Information

We maintain physical, electronic and procedural safeguards to protect your Personal Information from unauthorized access or intrusion. We limit access to the Personal Information only to those employees who need such access in connection with providing products or services to you or for other legitimate business purposes.

Our Policies and Practices Regarding the Sharing of Your Personal Information

We may share your Personal Information with our affiliates, such as insurance companies, agents, and other real estate settlement service providers. We also may disclose your Personal Information:

- to agents, brokers or representatives to provide you with services you have requested;
- to third-party contractors or service providers who provide services or perform marketing or other functions on our behalf; and
- to others with whom we enter into joint marketing agreements for products or services that we believe you may find of interest.

In addition, we will disclose your Personal Information when you direct or give us permission, when we are required by law to do so, or when we suspect fraudulent or criminal activities. We also may disclose your Personal Information when otherwise permitted by applicable privacy laws such as, for example, when disclosure is needed to enforce our rights arising out of any agreement, transaction or relationship with you.

One of the important responsibilities of some of our affiliated companies is to record documents in the public domain. Such documents may contain your Personal Information.

Right to Access Your Personal Information and Ability To Correct Errors Or Request Changes Or Deletion

Certain states afford you the right to access your Personal Information and, under certain circumstances, to find out to whom your Personal Information has been disclosed. Also, certain states afford you the right to request correction, amendment or deletion of your Personal Information. We reserve the right, where permitted by law, to charge a reasonable fee to cover the costs incurred in responding to such requests.

All requests must be made in writing to the following address:

Privacy Compliance Officer Fidelity National Financial, Inc. 4050 Calle Real, Suite 220 Santa Barbara, CA 93110	Privacy Compliance Officer U. S. Title Company, Inc. P. O. Drawer 3709 Longview, Texas 75606

Multiple Products or Services

If we provide you with more than one financial product or service, you may receive more than one privacy notice from us. We apologize for any inconvenience this may cause you.

EXHIBIT 3

The immovable (real) property specifically described as follows (the "Property"):

PARCEL 1

Commencing at a point on the East line of Section 12, Township 10 South, Range 2 West, Jefferson Davis Parish, Louisiana; thence North 28°02'55" East a distance of 6681.24' from the Southeast corner of Section 12 to the point of beginning; thence North 87°12'52" West a distance of 813.74'; thence North 39°17'59" West a distance of 505.50'; thence North 54°35'26" East a distance of 375.87'; thence North 50°42'01" East a distance of 375.00'; thence South 39°17'59" East a distance of 187.01'; thence North 50°17'06" East a distance of 406.79'; thence South 41°41'55" East a distance of 238.13'; thence North 52°14'12" East a distance of 200.03'; thence North 33°33'00" West a distance of 38.08'; thence North 53°39'11" East a distance of 67.49'; thence North 37°44'29" West a distance of 214.18'; thence North 82°20'57" East a distance of 285.00', more or less, to the bank of Bayou Nezpique; thence Easterly along the bank of Bayou Nezpique a distance of 3000', more or less, to the West edge of a cut off channel to be constructed by the U.S. Corps of Engineers; thence Southerly along the Westerly boundary of a cut off channel to be constructed by the U.S. Corps of Engineers a distance of 380', more or less, to the West edge of the Mermentau River; thence Southerly along the West edge of the Mermentau River a distance of 2080', more or less; thence North 87°12'52" West a distance of 1030', more or less, to the point of beginning, containing 68.011 acres, more or less, in Jefferson Davis Parish, Louisiana;

LESS AND EXCEPT that portion of the above described land containing 3.138 acres, more or less, retained by Celeron Corporation, being described as follows: Commence at the Southeast corner of Section 12, Township 10 South, Range 2 West; thence North 28°02'55" East along the East line of Section 12 a distance of 6681.24'; thence South 87°12'52" East a distance of 699.87'; thence North 02°47'08" East a distance of 571.73' to the point of beginning; thence North 56°26'19" West a distance of 206.96'; thence North 40°28'38" West a distance of 429.92'; thence North 50°50'53" East a distance of 190.00'; thence South 36°56'37" East a distance of 170.00'; thence North 83°17'55" East a distance of 126.61'; thence South 68°22'49" East a distance of 120.00'; thence South 27°20'39" West a distance of 150.00'; thence South 54°27'25" East a distance of 175.00'; thence South 34°01'33" West a distance of 194.40' to the point of beginning, Jefferson Davis Parish, Louisiana;

AND FURTHER LESS AND EXCEPT that certain parcel of ground, together with all improvements thereon, including, but not limited to, Tank B shown on the plat of survey recorded under Entry No. 590234, and all rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging and all appurtenances thereof, being known and designated as follows:

Commence at a point on the East line of Section 12, Township 10 South, Range 2 West, Jefferson Davis Parish, Louisiana, thence North 28°02'55" East a distance of 6681.24' from the Southeast corner of Section 12, thence North 87°12'52" West a distance of 139.76'; thence North 02°47'08" East a distance of 686.83' to the point of beginning; thence North 39°22'59" West a distance of 238.48'; thence North 50°17'06" East a distance of 196.60'; thence South 41°41'55" East a distance of 238.13'; thence South 50°09'01" West a distance of 206.22' to the point of beginning, containing 1.10 acres in Section 12, Township 10 South, Range 2 West, Louisiana Meridian, Jefferson Davis Parish, Louisiana;

The above property being more particularly described on that certain plat of survey prepared by Michael P. Guidry, attached to that act recorded under Entry No. 590234, COB 932, Page 111, Records of Jefferson Davis Parish, Louisiana, and made part hereof by reference, and being described with reference thereto and having such dimensions, boundaries and measurements as are more fully shown on said plat of survey.

Together with the following rights respecting the Property:

Proceeds. Any and all proceeds derived or to be derived from the sale, transfer, conveyance, insurance loss, damage, destruction, condemnation, expropriation, or other taking of the Property, or other proceeds and proceeds of proceeds, and any unearned insurance premiums relating thereto, including the rights of to receive such proceeds directly from the obligor or obligors therefor, and to further enforce any rights that Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company (herein called "LLRII") may have to collect such proceeds, including without limitation, LLRII 's rights to commence an appropriate collection or enforcement action or actions incident thereto.

Leases, Rents and Profits. Any and all present and future leases or subleases affecting the Property, and all rents, income, and profits therefrom, including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advance rentals and other payments, and further including LLRII 's rights to enforce all present and future leases or subleases and to receive and enforce any rights that LLRII might have to collect rental and all other payments.

Deposits. Any and all present and future deposits or other security or advance payments, including rental payments, made by or on behalf of LLRII to others, with respect to (a) utility service regarding the Property, (b) cleaning, maintenance, repair, or similar services regarding the Property, (c) refuse removal or sewer service regarding the Property, (d) rentals of equipment, if any, used in the operation by or on behalf of LLRII regarding the Property, and/or (e) parking or similar services or rights regarding the Property.

Options. Any and all present and future options to sell or to lease the Property, or any interests therein.

Rights Under Construction, Architectural and Engineering Contracts. Any and all present and future construction, architectural and engineering contracts or agreements with regard to the construction or renovation of the Property and/or the improvements thereon, and any and all surety bond or bonds, guaranties and/or letters of credit in connection therewith, of every nature and kind whatsoever, including without limitation, LLRII 's rights and remedies to enforce and/or to

2

receive payments or damages under any such construction, engineering and architectural contracts and surety bond(s), guaranties and letter(s) of credit as provided therein, or as otherwise provided under applicable law.

Contract Rights. To the extent assignable and/or transferable, any and all of LLRII's present and future contract rights, instruments, documents, and general intangibles necessary for use or useful in connection with the ownership and operation of all or any part of the Property, whether now existing or hereafter created, or otherwise acquired by LLRII, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter thereof.

K:\BUSLAW\Casey\BlueDolphin.General\Lazarus\Option Ex 1.2(a) Mermentau Real Property.doc

3

EXHIBIT 3.6

BOARD OF DIRECTOR - CANDIDATES

1. Bruce Smith
2. Bill Easter
3. Herb Whitney
4. Thomas Hassen
5. Andy Africk
6. John Kissick
7. Steven Gibson
8. Richard Bergner
9. Ivar Siem
10. John Goodpasture

EXHIBIT 4

All that certain tract or parcel of land containing 41.245 acres in Wilson County, Texas, out of the George McPeters Survey, Abstract 419, being a portion of that certain tract called 180.008 acres and being that certain tract called Tract Two-B, containing 41.245 acres described in conveyance from Lucille Dunn DuMond and Peter Creighton Dunn to Jimmy Luccile Dunn Mills recorded in Volume 685, Page 101, Deed Records of Wilson County, Texas.

Said 41.245 acres being more particularly described by metes and bounds as follows:

BEGINNING: at a 1/2" iron pin found with cap stamped B.A. on the South right-of-way line of U.S. Highway 87, at the Northwest corner of Leal Petroleum Corp. 51.30 acre tract recorded in Volume 842, Page 705, Official Public Records of Wilson County, Texas, for the Northeast corner of this herein described tract; BEING; North 75 deg. 01 min. 43 sec. East; 3089.90 feet from a concrete monument found marking the intersection of the South right-of-way line of U.S. Highway No. 87, with the Northeast line of County Road No. 482;

THENCE: South 15 deg. 04 min. 35 sec. East; a distance of 1046.05 feet along with general course line on the West line of said 51.30 acre tract, to a 1/2" iron pin found, at the Southwest corner of said 51.30 acre tract, for the Southeast corner of this herein described tract;

THENCE: South 75 deg. 01 min. 43 sec. West; a distance of 1717.54 feet with the North line of a 200.008 Acre tract known as Tract Three recorded in volume 685, Page 97, Deed Records of Wilson County, Texas to a 5/8" iron pin found, for the Southwest corner of this herein described tract;

THENCE: North 15 deg. 04 min. 35 sec. West; a distance of 1046.05 feet along the Northeast line Line of said 200.008 acre tract to a 5/8" iron pin found on the South right-of-way line of U.S. Highway 87, for the Northwest corner of this herein described tract;

THENCE: North 75 deg. 01 min. 43 sec. East; (Bearing Basis- Volume 685, Page 101, Deed Records) a distance of 1717.54 feet to the POINT OF BEGINNING.

Initialed for Identification by Buyer and Seller 01A TREC NO. 9-5

Doc 20092180 Bk OP Vol 1272 Pg 91

Exhibit "A"

5.922 ACRE TRACT

Being a 5.922 ACRE TRACT situated in the George McPeters Survey, A-419, Wilson County, Texas. Said 5.922 ACRE TRACT is comprised of all of a tract called 1.666 Acres in conveyance from Sandra K. Dumond Barnes a.k.a. Sandra K. Dumond Barnes Holmes to the Lucille Dunn Dumond Family Trust recorded in Volume 1030 at Page 772 and part of the residue of a tract called 640 Acres in conveyance from George McPeters, et al to M.P. Dunn recorded in Volume X at Page 138 of the Deed Records, Wilson County, Texas and being described by metes and bounds as follows:

BEGINNING at a ½ inch diameter rebar found marking the northeast corner of the tract herein described, same being the northeast corner of said 1.666 acre tract, lying in the south line of a tract called 7.654 Acres in conveyance recorded in Volume 271 at Page 30, lying in the south line of U.S. Highway 87, further described as being a north corner of a tract called 51.30 Acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705.

THENCE with the east line of the tract herein described, same being a segment of the common line of said 1.666 acre tract and said residue 640 acre tract with that of said 51.30 acre tract, S 13°30'45" E, 436.92 feet (called N 13°37' W, 437.1 feet in Volume 842 at Page 705) to a ½ inch diameter rebar set with cap (DBA) marking the southeast corner of the tract herein described, same being a southeast corner of said residue 640 acre tract, re-entrant corner of said 51.30 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 1.666 acre tract and said residue 640 acre tract with that of said 51.30 acre tract as follows:

S 76°10'35" W at 1.75 feet a 1 inch diameter iron pipe found and at 389.52 feet (called N 76°16' E, 388.1 feet in Volume 842 at Page 705) to a ⅝ inch diameter rebar found marking the south most southwest corner of the tract herein described, same being a south corner of said residue 640 acre tract, re-entrant corner of said 51.30 acre tract,

N 13°55'25" W, 234.17 feet (called S 14°00' E, 235.0 feet in Volume 842 at Page 705) to a ⅝ inch diameter rebar found marking a corner of said residue 640 acre tract, lying in the south line of said 1.666 acre tract,

S 76°23'38" W, 81.40 feet (called N 76°49' E, 81.4 feet in Volume 842 at Page 705) to a ½ inch diameter rebar set marking the southwest corner of said 1.666 acre tract,

S 76°26'34" W, 360.70 feet (called N 76°27' E, 360.4 feet) to a ⅝ inch diameter rebar found marking the west most southwest corner of the tract herein described, same being a southwest corner of said residue 640 acre tract, being a re-entrant corner of said 51.30 acre tract;

THENCE with the west line of the tract herein described, same being a segment of the common line of said residue 640 acre tract with that of said 51.30 acre tract, N 13°27'49" W, 205.83 feet (called S 13°37' E, 207.4 feet in Volume 842 at Page 705) to the northwest corner of the tract herein described, same being a northwest corner of said residue 640 acre tract, being a north corner of said 51.30 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE with the north line of the tract herein described, same being a segment of the common line of said residue 640 acre tract and said 1.666 acre tract with that of said 7.654 acre tract along a segment of the south line of said U.S. Highway 87, N 76°10'00" E, 799.16 feet to the PLACE OF BEGINNING and containing 5.922 ACRES OF LAND.

Basis of Bearings is the Record of Bearings along the south line of said 7.654 acre tract.

The Nixon Refinery includes the land described in this Exhibit 5, and the refinery facility (whose key components include, without limitation, a crude distillation unit, stripper column, naptha stabilizer, depropanizer, a Merox unit, a blender unit, 265,000 barrels of above-ground tank storage, and truck racks and equipment including a heater, boiler, desalter, water treatment system, exchanges and pumps) located at the real property described in this Exhibit 5 and all other items of personal property and/or fixture located at the real property described in the remainder of this Exhibit 5.

776 681

Equipment and Other Assets

H-101	Crude Heater 10,500 M BTU/HR 1704 Sq. Ft. Radiant 6979 Sq. Ft. Convection 1237 Sq. Ft. Coil	P-103	C/R Spare Pump 225 GPM 155 PSIG 430 Ft. 60 HP
H-102	Gas Mixer 3' NPS x 24" Sch. 40 Pipe Wilson-Mohr Combustion Control System	P-104	Kerosene Pumparound Pump 130 GPM 72 PSIG 200 Ft. 10 HP
T-101	Crude Tower 108" x 70' T-T 12' Skirt 3" Ins.	P-105	Kerosene Pump 135 GPM 85 PSIG 254 Ft. 15 HP
T-102	Diesel Stripper 30" x 30' T-T 3" Ins.	P-106	D/D Spare Pump 100 GPM 76 PSIG 210 Ft. 10 HP
T-103	Kerosene Stripper 30" x 20' T-T 3" Ins.	P-107	Diesel Pumparound Pump 120 GPM 50 PSIG 131 Ft. 10 HP
T-153	Salt	P-108	Diesel Pump 155 GPM 85 PSIG 254 Ft. 15 HP
T-174	Clay	P-109	K/P Spare Pump 100 GPM 73 PSIG 210 Ft 7½ HP
T-301	Naptha Splitter Tower 42" I.D. x 77' - 0" S.S. 75 PSIG Design @ 300 Deg. F	P-110 A/B	Desalter Water Pump 7 GPM 100 PSIG 270 Ft. 1 HP
T-401	Recovery Unit	P-111	Discharge Pump 18 GPM 75 PSIG 175 Ft. 3 HP
CT-101	Cooling Tower 4'-6" H x 5'-3" L x 6'-0"W 15 GPM Capacities Fan: 2 HP, 1725 GPM	P-112	Condensate Pump 2 GPM 15 PSIG 36 Ft. 1½ HP
B-101	Boiler Package Unit Complete W/Controls Dual Burner System 80 HP Boiler W/2 HP Fan	P-113	LGR Pump 7.5 HP 100 GPM 175 Ft. HD 1750 RPM
C-101/ 101B	Air Compressor Package Unit Complete W/Dryer 27.5 CFM 115 PSIG 125 Max PSIG 15 HP, 1765 RPM	P-114	Kerosene Pump 25 HP 350 GPM 175 Ft. HD 3600 RPM

EXHIBIT "A"

EXHIBIT A

682 .777

D-102	Condensate Drum 16" O.D. x 6'-0" T-T A-106 B Sch 10 Pipe A-285 C F & D Heads 0 PSIG @ 250 Deg. F 60 Gallons Non-Code	P-115	Resid Pump 30 HP 350 GPM 175 Ft. HD 3500 RPM
D-103	Blow Down Drum 18" O.D. x 6'-0" T-T A-106 B Sch 20 Pipe A-285 C, F & D Heads 0 PSIG @ 250 Deg. F Non-Code	P-116	Diesel Pump 30 HP 350 GPM 175 Ft. HD 3500 RPM
E-101	Overhead Crude Exchanger	P-117	Naptha Pump 30 HP 350 GPM 3500 RPM
E-102	Kerosene F.A. Exchanger Crude Cooled Multiple Fin Tubes 581 Sq. Ft.	P-118	Kerosene/Diesel/ Naptha Pump Barge Loading Pump 200 HP 3500 GPM 175 Ft. HD 1780 RPM
E-103	Diesel F.A. Exchanger Crude Cooled Multiple Fin Tubes 725 Sq. Ft.	P-119	Gas Oil/Resid. Pump Barge Loading Pump 200 HP 3500 GPM 175 Ft. HD 1780 RPM
E-104	Diesel Exchanger Crude Cooled Multiple Fin Tubes 581 Sq. Ft.	P-120	Water Feed Pump 30 GPM 153 PSIG 358 Ft. 15 HP
E-105	Bottoms Exchanger Crude Cooled Multiple Fin Tubes 832 Sq. Ft. Two Parallel Sections	P-121	Water Disposal Pump 30 GPM 155 PSIG 358 Ft. 15 HP
E-106	Steam Generator Two "U" Tubes Tema AHA Unit 216 Sq. Ft. Diesel 376 Sq. Ft. Fuel Oil 2" Ins.	P-122	Water Spare Pump 30 GPM 155 PSIG 358 Ft. 15 HP
E-107A	Kerosene Cooler Air Cooled Fin Tubes Forced Draft 13,345 Sq. Ft.	P-201	Crude Booster Pump 427 GPM 185 PSIG
E-107B	Bottoms Cooler Fin Tubes Forced Draft 38,434 Sq. Ft.	P-202	Crude Booster Pump 427 GPM 185 PSIG
E-107C	Diesel Cooler Air Cooled Fin Tubes Forced Draft 13,662 Sq. Ft.	P-203	Reduced Crude Pump
E-107D	Naptha Cooler Air Cooled Fin Tubes Forced Draft 6,660 Sq. Ft.	P-204	Reduced Crude Pump

EXHIBIT "A"

778

683

E-108	Naptha Condenser Air Cooled Fin Tubes Forced Draft	P-205/ 206	10 HP 1730 RPM Spare
E-109	Naptha Cooler Water Cooled Multiple Fin Tubes 262 Sq. Ft.	P-207	Gas Oil Pump
E-110	TK-100 Steam Cooler 150 PSI @ 375 Deg. F 47 Sq. Ft. 0.15 MM BTU/HR	P-208	Gas Oil Pump
E-111	BFW Exchanger BFW Cooled Multiple Fin Tubes 263 Sq. Ft.	P-301	Splitter Reflux Pump 70 GPM 45 PSI-917oF- 0.65 SGT 5 HP TEFC Exp Proof Motor
E-201	Kerosene Product Crude Exchanger	P-303	Splitter Bottoms Pump 3" X 2" - 10" X 9" IMP 7.5 HP 1800 RPM 125 GPM 20 PSI 0.77 SG
E-202	Cold Resid Crude Exchanger	P-304	Splitter Bottoms Pump 196 GPM 70 PSI .59 SG 3" x 1½" - 8 25 HP 3600 RPM
E-203	Desalter Water Exchanger	TK-100	Desalter Water Tank 1000 BBL 11'3" x 16'0" Cone Roof
E-204	Naptha Condenser Air Cooled Fin Tubes Forced Draft 36,734 Sq. Ft.	TK-151	Fresh Caustic
E-207	Gas Oil/Crude Exchanger Crude Cooled Multiple Fin Tubes	TK-152	Dilute Caustic
E-301	Naptha Preheat Exchanger Steam Heated 555 Sq. Ft. 134 Tubes	TK-153	Spent Caustic
E-202	Cold Resid Crude Exchanger	TK-201	Crude Storage Dia. 100' Hgt. 40' 55,000 BBL Ext. Floating Roof
E-203	Desalter Water Exchanger	TK-202	Crude Storage Dia. 100' Hgt. 40' 55,000 BBL Ext. Floating Roof Title to and/or ownership of this storage tank (TK-202) is not warranted by Seller

EXHIBIT "A"

684

779

E-204 Naptha Condenser
Air Cooled
Fin Tubes
Forced Draft
36,734 Sq. Ft.

E-205 Gas Oil/Crude Exchanger
Crude Cooled
Multiple Fin Tubes

E-301 Naptha Preheat
Exchanger
Steam Heated
598 Sq. Ft. 154 Tubes

E-302 Naptha Preheat
Exchanger
Steam Heated
651 Sq. Ft. 166 Tubes

E-303 Splitter Reboiler
Shell & Tube Heat
Exchanger
Resid. Heated 8 Passes
695 Sq. Ft. 179 Tubes

E-304 Overhead Condenser
Air Cooled
Forced Draft
1240 Sq. Ft. Bare 269-1"
Finned Tubes
1 x 20 HP Fan Motor

E-305 LSR Cooler
Air Cooled
Forced Draft
1245 Sq. Ft. Bare 198'1"
Tubes
2 x 7 ½ HP

E-401 Recovery Condenser

E-402 Recovery Reboiler

P-101 Crude Charge Pump
325 GPM 155 PSIG
430 Ft. 80 HP

P-102 Reflux Pump
325 GPM 155 PSIG
430 Ft. 60 HP

P-102A Crude Transfer Pump
30 HP 460 Volts
37 AMPS 3515 RPM

TK-301 JP-8 Storage
Dia. 67'
Hgt. 40'
25,000 BBL
Ext. Floating Roof

TK-302 JP-8 Storage
Dia. 52'
Hgt. 40'
15,000 BBL
Ext. Floating Roof

TK-401 Gas Oil Storage
Dia. 67'
Hgt. 40'
25,000 BBL

TK-402 Diesel Storage
Dia. 67'
Hgt. 40'
25,000 BBL

TK-403 Diesel Storage
Dia 67'
Hgt. 40'
25,000 BBL

TK-501 JP-8 Storage
Dia. 100'
Hgt. 40'
55,000 BBL

V-201 Gas Oil Draw Drum
30" O.D. x 6'0" T-T
A516-70 Shell & Tubes
100 PSIG 650 Deg. F
ASME Code 2½ Ins.

V-301 Stabilizer Overhead Drum
48" I.D. x 15'8" S.S.

V-302 LSR Product Flash Drum

V-105 Desalter
A/B 12' x 6'0"
ASME Code
150 D.P. 35 KVA 3" Ins.

V-106 Break Tank
30" O.D. x 12'0" O.A.

W-101 Boiler Feedwater Treater
Package Unit
15 GPM Capacity

W-102 Dearator System Package
Unit
15 GPM Capacity

EXHIBIT "A"

EXHIBIT A

Inventory Listing

H-101	Crude Heater 30,500 m BTU/HR 1704 Sq. Ft. Radiant 6979 Sq. Ft. Convection 1237 Sq. Ft. Coil	P-103	C/R Spare Pump 325 GPM 155 PSIG 430 Ft. 60 HP
M-102	Gas Mixer 6" NPS x 24" Sch. 40 Pipe Wilson-Mohr Combustion Control System	P-104	Kerosene Pumparound Pump 130 GPM 72 PSIG 200 Ft. 10 HP
T-101	Crude Tower 108" x 70" T-T 12' Skirt 3" Ins.	P-105	Kerosene Pump 155 GPM 85 PSIG 254 Ft. 15 HP
T-102	Diesel Stripper 30" x 20" T-T 3" Ins.	P-106	P/D Spare Pump 100 GPM 76 PSIG 210 Ft. 10 HP
T-103	Kerosene Stripper 30" x 20" T-T 3" Ins.	P-107	Diesel Pumparound Pump 120 GPM 50 PSIG 121 Ft. 10 HP
T-153	Salt	P-108	Diesel Pump 155 GPM 85 PSIG 254 Ft. 15 HP
T-154	Clay	P-109	K/P Spare Pump 100 GPM 73 PSIG 210 Ft 7 ½ HP
T-301	Naptha Splitter Tower 42" I.D. x 77' – 0" S.S. 75 PSIG Design @ 300 Deg. F	P-110 A/B	Desalter Water Pump 7 GPM 100 PSIG 270 Ft. 1 HP
T-401	Recovery Unit	P-111	Discharge Pump 15 GPM 75 PSIG 175 Ft. 3 HP

1 of 6

EXHIBIT A

CT-101	Cooling Tower 4' – 6" W x 5' - 3" L X 6' -0" H 15 GPM Capacities Fan: 2 HP, 1725 GPM	P-112	Condensate Pump 2 GPM 15 PSIG 36 Ft. 1 ½ HP
B-101	Boiler Package Unit Complete W/ Controls Dual Burner System 80 HP Boiler W/2 HP Fan	P-113	LSR Pump 7.5 HP 100 GPM 175 Ft. HD 1750 RPM
C-101 /101S	Air Compressor Package Unit Complete W/Dryer 27.5 CFM 115 PSIG 125 Max PSIG 25 HP, 1765 RPM	P-114	Kerosene Pump 25 HP 350 GPM 175 Ft. HD 3600 RPM
D-102	Condensate Drum 16" O.D. x 6' – 0" T-T A-106 B Sch 10 Pipe A-285 C F & D Heads 0 PSIG @ 250 Deg. F. 60 Gallons Non-Code	P-115	Resid Pump 30 HP 350 GPM 175 Ft. HD 3600 RPM
D-103	Blow down Drum 10¾" O.D. x 6' – 0" T-T A-106 B Sch 20 Pipe A-285 C, F & D Heads 0 PSIG @ 250 Deg. F Non-Code	P-116	Diesel Pump 30 HP 350 GPM 175 Ft. HD 3600 RPM
D-101	Overhead Crude Exchanger	P-117	Naptha Pump 30 HP 350 GPM 3600 RPM
E-102	Kerosene P.A. Exchanger Crude Cooled Multiple Fin Tubes 581 Sq. Ft.	P-118	Kerosene / Diesel / Naptha Pump Barge Loading Pump 200 HP 3500 GPM 175 Ft. HD 1780 RPM
E-103	Diesel P.A. Exchanger Crude Cooled Multiple Fin Tubes 725 Sq. Ft.	P-119	Gas Oil / Resid. Pump Barge Loading Pump 200 HP 3500 GPM 175 Ft. HD 1780 RPM

2 of 6

EXHIBIT A

E-104	Diesel Exchanger Crude Cooled Multiple Fin Tubes 581 Sq. Ft.	P-130	Water Feed Pump 30 GPM 155 PSIG 358 Ft. 15 HP
E-105	Bottoms Exchanger Crude Cooled Multiple Fin Tubes 832 Sq. Ft. Two Parallel Sections	P-131	Water Disposal Pump 30 GPM 155 PSIG 358 Ft. 15 HP
E-106	Steam Generator Two "U" Tubes Tema AKA Unit 216 Sq. Ft. Diesel 376 Sq. Ft. Fuel Oil 2" Ins.	P-132	Water Spare Pump 30 GPM 155 PSIG 358 Ft. 15 HP
E-107A	Kerosene Cooler Air Cooled Fin Tubes Forced Draft 13,345 Sq. Ft.	P-201	Crude Booster Pump 427 GPM 185 PSIG
E-107B	Bottoms Cooler Fin Tubes Forced Draft 28,434 Sq. Ft.	P-202	Crude Booster Pump 427 GPM 185 PSIG
E-107C	Diesel Cooler Air Cooled Fin Tubes Forced Draft 15,662 Sq. Ft.	P-203	Reduced Crude Pump
E-107D	Naptha Cooler Air Cooled Fin Tubes Forced Draft 6,680 Sq. Ft.	P-204	Reduced Crude Pump
E-108	Naptha Condenser Air Cooled Fin Tubes Forced Draft	P-205/206	10 HP 1730 RPM Spare
E-109	Naptha Cooler Water Cooled Multiple Fin Tubes 262 Sq. Ft.	P-207	Gas Oil Pump

3 of 6

EXHIBIT A

E-110	TK-100 Steam Cooler 160 PSI @ 375 Deg. F 42 Sq. Ft. 0.15 mm BTU/HR	P-208	Gas Oil Pump
E-113	BFW Exchanger BFW Cooled Multiple Fin Tubes 262 Sq. Ft.	P-301	Splitter Reflux Pump 70 GPM 45 PSI-017cP-0.68 SGT 5 HP TEFC Exp Proof Motor
E-201	Kerosene Product Crude Exchanger	P-303	Splitter Bottoms Pump 3" x 2" – 10" x 9" IMP 7.5 HP 1800 RPM 125 GPM 20 PSI 0.77 SG
E-202	Cold Resid Crude Exchanger	P-304	Splitter Bottoms Pump 196 GPM 75 PSI .89 SG 3" x 1½" – 8 25 HP 3600 RPM
E-203	Desalter Water Exchanger	TK-100	Desalter Water Tank 1000 BBL 31'3" x 16'0" Cone Roof
E-204	Naptha Condenser Air Cooled Fin Tubes Forced Draft 36,736 Sq. Ft.	TK-151	Fresh Caustic
E-205	Gas Oil / Crude Exchanger Crude Cooled Multiple Fin Tubes	TK-152	Dilute Caustic
E-301	Naptha Preheat Exchanger Steam Heated 595 Sq. Ft. 154 Tubes	TK-153	Spent Caustic
E-202	Cold Resid. Crude Exchanger	TK-201	Crude Storage Dia. 100' Hgt. 40' 55,000 BBL Ext. Floating Roof

4 of 6

EXHIBIT A

E-203	Desalter Water Exchanger	TK-202	Crude Storage Dia. 100' Hgt. 40' 55,000 BBL Ext. Floating Roof Title to and/or ownership of this storage tank (TK-202) is not warranted by Seller
E-204	Naptha Condenser Air Cooled Fin Tubes Forced Draft 36,736 Sq. Ft.	TK-301	JP-B Storage Dia. 67' Hgt. 40' 25,000 BBL Ext. Floating Roof
E-205	Gas Oil / Crude Exchanger Crude Cooled Multiple Fin Tubes	TK-302	JP-B Storage Dia. 52' Hgt. 40' 15,000 BBL Ext. Floating Roof
E-301	Naptha Preheat Exchanger Steam Heated 595 Sq. Ft. 154 Tubes	TK-401	Gas Oil Storage Dia. 67' Hgt. 40' 25,000 BBL
E-302	Naptha Preheat Exchanger Steam Heated 651 Sq. Ft. 166 Tubes	TK-402	Diesel Storage Dia. 67' Hgt. 40' 25,000 BBL
E-303	Splitter Reboiler Shell & Tube Heat Exchanger Resid. Heated 6 Passes 695 Sq. Ft. 179 Tubes	TK-403	Diesel Storage Dia. 67' Hgt. 40' 25,000 BBL
E-304	Overhead Condenser Air Cooled Forced Draft 1240 Sq. Ft. Bare 269'1" Finned Tubes 1 x 20 HP Fan Motor	TK-501	JP-8 Storage Dia. 100' Hgt. 40' 55,000 BBL

5 of 6

EXHIBIT A

E-305 LSR Cooler
Air Cooled
Forced Draft
1245 Sq. Ft. Bare 198'1" Tubes
2 x 7½ HP

E-401 Recovery Condenser

E-402 Recovery Reboiler

P-101 Crude Charge Pump
325 GPM 155 PSIG
430 Ft. 60 HP

P-102 Reflux Pump
325 GPM 155 PSIG
430 Ft. 60 HP

P-102A Crude Transfer Pump
30 HP 460 Volts
37 AMPS 3515 RPM

V-201 Gas Oil Draw Drum
30" O.D. x 6'0" T-T
A516-70 Shell & Tubes
100 PSIG 650 Deg. F
ASME Code 2½ Ins.

V-301 Stabilizer Overhead Drum
48" I.D. x 15'5" S.S.

V-302 LSR Product Flash Drum

V-105 A/B Desalter
12" x 8' 0"
ASME Code
150 D.P. 30 KVA 2" Ins.

V-106 Break Tank
30" O.D. x 12' 0" O.A.

W-101 Boiler Feedwater Treater Package Unit
15 GPM Capacity

W-102 Dearater System Package Unit
15 GPM Capacity

6 of 6

Nixon Real Property Description

The immovable (real) property specifically described as follows (the "Property"):

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas. Said 56.309 ACRE TRACT is comprised of all the tract called 51.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 105 and all of a tract called 5.000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county and being described by metes and bounds as follows;

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.245 acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76° 16' 00" E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segment of the south line of U.S. Highway 87, N 76° 16' 00" E, 140.71 feet (called N 76° 16' E, 140.0 feet - basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27' 49" E, 208.83 feet (called S 13° 37' E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

N 76° 26' 34" E, 368.79 feet (called N 76° 29' E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 28' 28" E, 31.40 feet (called N 76° 49' E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

S 13° 55' 25" E, 238.17 feet (called S 14° 00' E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract,

N 76° 06' 05" E, at 386.77 feet a one inch diameter iron pipe found and at, 388.52, (N 76° 16' E, 388.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant corner of the tract herein described, same being the southeast corner of said residue 640 acre tract and

N 13° 36' 45" W, at 1.64 feet a one inch diameter iron pipe found and at 446.92 feet (called N 13° 37' W, 447.1 feet) to a one-half inch diameter rebar found marking a north corner of the tract herein described, same being the northeast corner of said

1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:

N 76° 16' 00' E, 275.15 feet (called N 76° 16' E, 275.3 feet) to a railroad spike found in asphalt driveway

N 81° 58' 38' E, 100.50 feet (called N 82° 12' E, 99.2 feet) to a one half inch diameter rebar set with cap (B&A).

N 76° 18' 00' E, 800.00 feet (called N 76° 14' E, 800.5 feet) to a one-half inch diameter rebar set with cap (B&A).

N 70° 33' 22' E, 100.50 feet (called N 70° 43' E, 101.2 feet) to a concrete right of way marker found broken, and

N 76° 16' 00' E, 464.58 feet (in total called No record call, and N 750 02' 04' E, 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast corner of the tract herein described, same being the northeast corner of said 5.000 acre tract, lying in the south line of said 7.654 acre tract, being the northwest corner of a tract called 200.008 acres in Volume 691 at Page 41; said point bears S 76° 16' 00' W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 5.000 acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows:

S 13° 43' 44' E, 783.78 feet (called S 15° 01' E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence corner marking the east most southeast corner of the tract herein described, same being the southeast corner of said 5.000 acre tract, re-entrant corner of said 200.008 acre tract,

S 76° 16' 39 W, 277.87 feet (called S 75° 02' 04" W, 278 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north corner of said 200.008 acre tract, and

S 13° 24' 23" E, 261.29 feet (called S 13° 24' E, 261.7 feet) to a four inch diameter line pipe post fence corner marking the south most southeast corner of the tract herein described, same being the southeast corner of said 51.30 acre tract and re-entrant corner of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 03' 20' W, 768.00 feet (called S 76° 10' W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and

S 78° 15' 20' W, 1619.78 feet (called S 76° 17' W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence corner marking the southwest corner of the tract herein described, same being the southwest corner of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast corner of said 41.245 acre tract;

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57' 38' W, 223.50 feet (called N 13° 55' W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A).

N 13° 53' 37' W, 373.70 feet (called N 13° 51' W, 373.7 feet) to a fence post, and
N 13° 49' 38" W, 449.84 feet (called N 130 47' W, 446.8 feet) to the **PLACE OF BEGINNING** and containing **56.309 ACRES OF LAND.**

Together with the following rights respecting the Property:

Proceeds. Any and all proceeds derived or to be derived from the sale, transfer, conveyance, insurance loss, damage, destruction, condemnation, expropriation, or other taking of the Property, or other proceeds and proceeds of proceeds, and any unearned insurance premiums relating thereto, including the rights of to receive such proceeds directly from the obligor or obligors therefor, and to further enforce any rights that Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company (herein called "LLRII") may have to collect such proceeds, including without limitation, LLRII 's rights to commence an appropriate collection or enforcement action or actions incident thereto.

Leases, Rents and Profits. Any and all present and future leases or subleases affecting the Property, and all rents, income, and profits therefrom, including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advance rentals and other payments, and further including LLRII 's rights to enforce all present and future leases or subleases and to receive and enforce any rights that LLRII might have to collect rental and all other payments.

Deposits. Any and all present and future deposits or other security or advance payments, including rental payments, made by or on behalf of LLRII to others, with respect to (a) utility service regarding the Property, (b) cleaning, maintenance, repair, or similar services regarding the Property, (c) refuse removal or sewer service regarding the Property, (d) rentals of equipment, if any, used in the operation by or on behalf of LLRII regarding the Property, and/or (e) parking or similar services or rights regarding the Property.

Options. Any and all present and future options to sell or to lease the Property, or any interests therein.

Rights Under Construction, Architectural and Engineering Contracts. Any and all present and future construction, architectural and engineering contracts or agreements with regard to the construction or renovation of the Property and/or the improvements thereon, and any and all surety bond or bonds, guaranties and/or letters of credit in connection therewith, of every nature and kind whatsoever, including without limitation, LLRII 's rights and remedies to enforce and/or to receive payments or damages under any such construction, engineering and architectural contracts and surety bond(s), guaranties and letter(s) of credit as provided therein, or as otherwise provided under applicable law.

Contract Rights. To the extent assignable and/or transferable, any and all of LLRII's present and future contract rights, instruments, documents, and general intangibles necessary for use or useful in connection with the ownership and operation of all or any part of the Property, whether now existing or hereafter created, or otherwise acquired by LLRII, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter thereof.

EXHIBIT 5.7

(Page 1 of 11)

Lazarus Energy, LLC
Comparative Balance Sheets
Unaudited

	May 31, 11 After BDCO Closing	Adjs at BDCO Closing	May 31, 11	Dec 31, 10	Dec 31, 09	Dec 31, 08
ASSETS						
Current Assets						
Checking/Savings						
999 · Cash	201,613.77	0.00	201,613.77	202,099.42	300,016.89	2,720,861.64
Total Checking/Savings	201,613.77	0.00	201,613.77	202,099.42	300,016.89	2,720,861.64
Other Current Assets						
1200 · Inventories	19,041.20	0.00	19,041.20	19,041.20	19,041.20	19,041.20
1350 · Prepaid expenses				0.00	12,864.62	3,728.42
Total Other Current Assets	19,041.20	0.00	19,041.20	19,041.20	31,905.82	22,769.62
Total Current Assets	220,654.97	0.00	220,654.97	221,140.62	331,922.71	2,743,631.26
Fixed Assets						
1500 · Property, Plant & Equip	119,036.62	0.00	119,036.62	126,214.69	135,767.04	113,260.04
1600 · Construction in Progress	28,021,917.43	0.00	28,021,917.43	28,021,498.03	27,915,920.56	25,746,254.86
Total Fixed Assets	28,140,954.05	0.00	28,140,954.05	28,147,712.72	28,051,687.60	25,859,514.90
Other Assets						
1800 · Intangible assets	672,990.31	0.00	672,990.31	689,167.96	727,994.32	766,820.68
1900 · Deposits	144,025.68	0.00	144,025.68	75,618.50	128,018.50	158,344.71
Total Other Assets	817,015.99	0.00	817,015.99	764,786.46	856,012.82	925,165.39
TOTAL ASSETS	29,178,625.01	0.00	29,178,625.01	29,133,639.80	29,239,623.13	29,528,311.55
LIABILITIES & EQUITY						
Liabilities						
Current Liabilities						
Accounts Payable						
2000 · Accounts payable	266,801.94	-3,318,935.41 1	3,585,737.35	3,686,744.60	2,894,948.96	1,350,779.67
Total Accounts Payable	266,801.94	-3,318,935.41	3,585,737.35	3,686,744.60	2,894,948.96	1,350,779.67
Other Current Liabilities						
2200 · Accrued liabilities	274.40	-650,000.00 2	650,274.40	402,307.32	-	40,000.00
2800 · ST Notes Payable	917,504.40	586,689.95 3	330,814.45	338,456.24	287,104.20	305,396.04
Total Other Current Liabilities	917,778.80	-63,310.05	981,088.85	740,763.56	287,104.20	345,396.04
Total Current Liabilities	1,184,580.74	-3,382,245.46	4,566,826.20	4,427,508.16	3,182,053.16	1,696,175.71
Long Term Liabilities						
2505 · LT Notes Payable	11,817,704.32	1,382,245.46 4	10,435,458.86	10,438,403.28	10,815,211.45	11,364,106.14
Total Long Term Liabilities	11,817,704.32	1,382,245.46	10,435,458.86	10,438,403.28	10,815,211.45	11,364,106.14
Total Liabilities	13,002,285.06	-2,000,000.00	15,002,285.06	14,865,911.44	13,997,264.61	13,060,281.85
Total Equity	16,176,339.95	2,000,000.00	14,176,339.95	14,267,728.36	15,242,358.52	16,468,029.70
TOTAL LIABILITIES & EQUITY	29,178,625.01	0.00	29,178,625.01	29,133,639.80	29,239,623.13	29,528,311.55
	-	-	-	-	-	-

Notes for Adjustments at BDCO closing:

1) $2,000,000 accounts payable to LEH plus $214,294 other accounts payable converted to long term note payable to LE

1a) $952,658 accounts payable to Notre Dame converted to long term note payable

1b) $221,983 accounts payable to FIB converted into short term note payable to FIB

2) $650,000 accrued interest payable to FIB converted to short term note payable

3) $285,293 current portion of long term notes payable reclassed to long term notes payable plus 1b and 2

4) Note 1a plus $285,293 of note 3 plus $214,294 of note 1

5) LEH will assign Halterman Tank 62 & Tank 63 Lease to Lazarus Energy

Lazarus Energy, LLC
Comparative Profit & Loss
Unaudited

	Jan - May 11	Jan - Dec 10	Jan - Dec 09	Jan - Dec 08
Ordinary Income/Expense				
Income				
Other Revenue	491,366.10	188,055.04	0.00	0.00
Total Income	491,366.10	188,055.04	0.00	0.00
Cost of Goods Sold				
Operating costs and expenses	3,700.16	0.00	0.00	0.00
Environmental Clean-Up	1,742.49	0.00	0.00	0.00
Total COGS	5,442.65	0.00	0.00	0.00
Gross Profit	485,923.45	188,055.04	0.00	0.00
Expense				
Selling, gen & admin	303,373.25	436,625.85	1,173,211.74	588,824.83
Depreciation & amortization exp	23,355.72	61,569.76	46,685.33	23,357.16
Total Expense	326,728.97	498,195.61	1,219,897.07	612,181.99
Net Ordinary Income	159,194.48	-310,140.57	-1,219,897.07	-612,181.99
Other Income/Expense				
Other Income				
Interest/Dividend income	0.04	1,630.69	27,940.53	21,758.21
Forgiveness of debt income	5,800.00	0.00	2,462.89	0.00
Total Other Income	5,800.04	1,630.69	30,403.42	21,758.21
Other Expense				
Interest expense	255,182.48	660,873.65	30,536.75	0.00
(Gain) Loss on disposal of assets	0.00	-747.16	5,640.78	0.00
Late payment charges	1,200.45	5,993.79	0.00	0.00
Total Other Expense	256,382.93	666,120.28	36,177.53	0.00
Net Other Income	-250,582.89	-664,489.59	-5,774.11	21,758.21
Net Income	-91,388.41	-974,630.16	-1,225,671.18	-590,423.78
	-	-	-	-

Lazarus Energy, LLC
Comparative Statement of Cash Flows
Unaudited

	Jan - May 11	Jan - Dec 10	Jan - Dec 09	Jan - Dec 08
OPERATING ACTIVITIES				
Net Income	-91,388.41	-774,992.08	-1,225,671.18	-590,423.78
Adjustments to reconcile Net Income				
to net cash provided by operations:				
Depreciation	7,178.07	15,234.44	3,025.76	13,650.57
Amortization	16,177.65	38,826.36	38,826.36	9,706.59
Changes in				
Inventory	0.00	0.00	0.00	-19,041.20
Prepaids	0.00	12,864.62	-9,136.20	5,629.55
Deposits	-68,407.18	52,400.00	30,326.21	-133,164.71
Accounts payable and accrued exp	146,959.83	993,741.04	1,504,169.29	721,057.68
Net cash provided by Operating Activities	10,519.96	338,074.38	341,540.24	7,414.70
INVESTING ACTIVITIES				
Expenditures for property and equipment	0.00	-5,682.09	-25,532.76	-22,085.63
Expenditures for construction in progress	-419.40	-105,577.47	-2,169,665.70	-6,677,773.96
Net cash provided by Investing Activities	-419.40	-111,259.56	-2,195,198.46	-6,699,859.59
FINANCING ACTIVITIES				
Payments on notes payable	-10,586.21	-325,456.13	-567,186.53	5,623,759.48
Member Contributions	0.00	723.84	0.00	3,775,259.63
Net cash provided by Financing Activities	-10,586.21	-324,732.29	-567,186.53	9,399,019.11
Net cash increase for period	-485.65	-97,917.47	-2,420,844.75	2,706,574.22
Cash at beginning of period	202,099.42	300,016.89	2,720,861.64	14,287.42
Cash at end of period	201,613.77	202,099.42	300,016.89	2,720,861.64
	-	-	-	-

Lazarus Energy, LLC
A/P Aging Summary
As of May 31, 2011

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Antonia Bennett	0.00	0.00	0.00	0.00	2,631.81	2,631.81
Basic Industries of South Texas, LTD	0.00	0.00	0.00	0.00	7,398.21	7,398.21
Belinda McDonald	0.00	0.00	0.00	0.00	300.00	300.00
Cardinalis Petroleum Co	2,686.03	0.00	0.00	0.00	0.00	2,686.03
Chemtex	0.00	0.00	0.00	0.00	2,695.00	2,695.00
City of Nixon	11.00	0.00	0.00	0.00	0.00	11.00
CPL Retail Energy	0.00	0.00	0.00	0.00	1,070.95	1,070.95
D.D. Technology, Inc	0.00	0.00	0.00	0.00	35,868.51	35,868.51
Dean Cunningham	0.00	0.00	0.00	0.00	3,323.51	3,323.51
Delaware Secretary of State	0.00	0.00	0.00	0.00	250.00	250.00
Enercon Services Incorporated	0.00	0.00	0.00	0.00	500.00	500.00
Energy Waste	0.00	0.00	0.00	0.00	8,871.88	8,871.88
First International Bank	0.00	221,983.23	0.00	0.00	0.00	221,983.23
First Internet Bank of Indiana	0.00	0.00	112.00	0.00	0.00	112.00
Five Point Capital LLC	0.00	0.00	0.00	0.00	7,489.20	7,489.20
Fred Marshall	0.00	85.80	0.00	0.00	3,893.35	3,979.15
Gardere Wynne Sewell LLP	0.00	0.00	0.00	0.00	11,342.80	11,342.80
George William	0.00	0.00	0.00	0.00	875.07	875.07
Great America Leasing Corporation	27.06	0.00	0.00	-0.96	130.51	156.61
Guadalupe Valley Electric Coop, Inc.	827.18	345.39	0.00	0.00	0.00	1,172.57
HB Turbo	0.00	0.00	0.00	0.00	2,775.00	2,775.00
Howell Crane & Rigging, Inc.	0.00	0.00	0.00	0.00	2,053.12	2,053.12
Industrial Electric Service, Inc.	0.00	0.00	0.00	0.00	14,944.51	14,944.51
Ingenero Inc	0.00	0.00	0.00	0.00	40,000.00	40,000.00
Lazarus Energy Holdings, LLC	-44,677.91	31,821.56	-15,411.04	-278,093.79	2,414,070.26	2,107,709.08
Luke Patton Welding & Machining	0.00	362.95	0.00	0.00	0.00	362.95
National Registered Agents, Inc.	0.00	0.00	0.00	189.00	849.00	1,038.00
Nixon Feed Company, Inc.	0.00	0.00	0.00	14.09	900.00	914.09
Notre Dame Investors, Inc.	0.00	0.00	0.00	0.00	882,658.46	882,658.46
Office of Secretary of State	0.00	0.00	0.00	0.00	30.00	30.00
Ohmstede Industrial Services Corp	0.00	0.00	0.00	0.00	15,326.72	15,326.72
PCI	1,708.00	1,708.00	1,708.00	1,708.00	13,664.00	20,496.00
Pentech Funding, LLC	0.00	0.00	0.00	2,942.77	23,358.05	26,300.82
Praxair Distribution Inc.	32.10	163.14	50.80	54.89	149.27	450.00
Purvis Industries, LTD	0.00	0.00	0.00	0.00	911.32	911.32
Rabalais I & E Constructors	0.00	0.00	0.00	0.00	22,139.51	22,139.51
SimplexGrinnell Lp	0.00	0.00	0.00	0.00	750.00	750.00
Standard Coffee, Inc.	0.00	0.00	0.00	0.00	774.52	774.52
Stewart & Stevenson Services, Inc.	0.00	0.00	0.00	0.00	16,105.37	16,105.37
Thermal Scientific Incorporated	0.00	0.00	0.00	0.00	3,043.58	3,043.58
Tidal Power Services LLC	0.00	0.00	0.00	0.00	200.00	200.00
TPE, Inc.	0.00	68,407.18	0.00	0.00	0.00	68,407.18
Tractor City, Inc.	0.00	0.00	3.46	0.00	0.00	3.46
UHY Advisors, LLP	0.00	0.00	0.00	0.00	38,000.00	38,000.00
Verizon Nixon	0.00	276.13	0.00	0.00	0.00	276.13
Vidal Tray Services	0.00	0.00	0.00	0.00	7,350.00	7,350.00
TOTAL	-39,386.54	325,153.38	-13,536.98	-273,186.00	3,586,693.49	3,585,737.35

1

Lazarus Energy, LLC
A/P Aging Summary
As of May 31, 2011

	Adj1	Adj2	Adj3	Adj2	Adj Total
Antonia Bennett			(2,631.81)		-
Basic Industries of South Texas, LTD					7,398.21
Belinda McDonald			(300.00)		-
Cardinalis Petroleum Co					2,686.03
Chemtex					2,695.00
City of Nixon					11.00
CPL Retail Energy			(1,070.95)		-
D.D. Technology, Inc					35,868.51
Dean Cunningham			(3,323.51)		-
Delaware Secretary of State					250.00
Enercon Services Incorporated			(500.00)		-
Energy Waste			(8,871.88)		-
First International Bank	(221,983.23)				-
First Internet Bank of Indiana					112.00
Five Point Capital LLC		(7,489.20)			-
Fred Marshall			(3,979.15)		-
Gardere Wynne Sewell LLP		(11,342.80)			-
George William					875.07
Great America Leasing Corporation					156.61
Guadalupe Valley Electric Coop, Inc.					1,172.57
HB Turbo					2,775.00
Howell Crane & Rigging, Inc.					2,053.12
Industrial Electric Service, Inc.					14,944.51
Ingenero Inc		(40,000.00)			-
Lazarus Energy Holdings, LLC	(2,000,000.00)	85,132.82	21,451.82	(214,293.72)	-
Luke Patton Welding & Machining					362.95
National Registered Agents, Inc.					1,038.00
Nixon Feed Company, Inc.					914.09
Notre Dame Investors, Inc.	(882,658.46)				-
Office of Secretary of State					30.00
Ohmstede Industrial Services Corp					15,326.72
PCI					20,496.00
Pentech Funding, LLC		(26,300.82)			-
Praxair Distribution Inc.					450.00
Purvis Industries, LTD					911.32
Rabalais I & E Constructors					22,139.51
SimplexGrinnell Lp					750.00
Standard Coffee, Inc.			(774.52)		-
Stewart & Stevenson Services, Inc.					16,105.37
Thermal Scientific Incorporated					3,043.58
Tidal Power Services LLC					200.00
TPE, Inc.		-			68,407.18
Tractor City, Inc.					3.46
UHY Advisors, LLP					38,000.00
Verizon Nixon					276.13
Vidal Tray Services					7,350.00
TOTAL	-3,104,641.69	-	-	-214,293.72	266,801.94

1

Lazarus Energy, LLC
A/P Aging Summary
As of May 31, 2011

	LEH	LE
Antonia Bennett	-	
Basic Industries of South Texas, LTD		7,398.21
Belinda McDonald	-	
Cardinalis Petroleum Co		2,686.03
Chemtex		2,695.00
City of Nixon		11.00
CPL Retail Energy	-	-
D.D. Technology, Inc		35,868.51
Dean Cunningham	-	
Delaware Secretary of State		250.00
Enercon Services Incorporated	-	
Energy Waste	-	
First International Bank		-
First Internet Bank of Indiana		112.00
Five Point Capital LLC		-
Fred Marshall	-	
Gardere Wynne Sewell LLP		-
George William		875.07
Great America Leasing Corporation		156.61
Guadalupe Valley Electric Coop, Inc.		1,172.57
HB Turbo		2,775.00
Howell Crane & Rigging, Inc.		2,053.12
Industrial Electric Service, Inc.		14,944.51
Ingenero Inc		-
Lazarus Energy Holdings, LLC		-
Luke Patton Welding & Machining		362.95
National Registered Agents, Inc.		1,038.00
Nixon Feed Company, Inc.		914.09
Notre Dame Investors, Inc.		-
Office of Secretary of State		30.00
Ohmstede Industrial Services Corp		15,326.72
PCI		20,496.00
Pentech Funding, LLC		-
Praxair Distribution Inc.		450.00
Purvis Industries, LTD		911.32
Rabalais I & E Constructors		22,139.51
SimplexGrinnell Lp		750.00
Standard Coffee, Inc.	-	
Stewart & Stevenson Services, Inc.		16,105.37
Thermal Scientific Incorporated		3,043.58
Tidal Power Services LLC		200.00
TPE, Inc.		68,407.18
Tractor City, Inc.		3.46
UHY Advisors, LLP		38,000.00
Verizon Nixon		276.13
Vidal Tray Services		7,350.00
TOTAL	0.00	266,801.94

1

May 31, 11
ASSETS	
Current Assets	
Checking/Savings	
999 · Cash	
1000 · Fidelity operating	224.42
1027 · FIB environmental escrow	201,204.94
1028 · FIB loan reserve	160.86
1030 · Amegy operating	23.55
Total 999 · Cash	201,613.77
Total Checking/Savings	201,613.77
Other Current Assets	
1200 · Inventories	
1201 · Crude oil & condensate	
1203 · Crude linefill	19,041.20
Total 1201 · Crude oil & condensate	19,041.20
Total 1200 · Inventories	19,041.20
Total Other Current Assets	19,041.20
Total Current Assets	220,654.97
Fixed Assets	
1500 · Property, Plant & Equip	
1700 · Accumulated Depreciation	
1701 · Accum. Dep. - Auto & Trucks	-46,475.92
1703 · Accum. Dep. - Office Equipment	-4,225.55
1723 · Accum. Dep. - Computer Equip	-1,235.58
Total 1700 · Accumulated Depreciation	-51,937.05
1500 · Property, Plant & Equip - Other	170,973.67
Total 1500 · Property, Plant & Equip	119,036.62
1600 · Construction in Progress

1601 · CIP - Plant & Equipment	16,213,774.80
1651 · CIP - Capitalized interest	2,445,091.49
1652 · CIP - Capitalized professional	458,990.51
1653 · CIP - Capitalized property tax	267,376.93
1660 · CIP - Capitalized SG&A	
1660001 · CAP Salaries & Wages	2,006,323.37
1660010 · CAP Contract labor	114,838.36
Total 1660 · CIP - Capitalized SG&A	2,121,161.73
1840 · Refurbishment costs	
1840001 · Refurb Inspection	116,841.18
1840003 · Refurb Pressure testing	8,769.61
1840004 · Refurb Compressor repairs	2,308.67
1840005 · Refurb Piping testing & repairs	9,438.73
1840006 · Refurb Valve repairs	42,795.91
1840007 · Refurb Boiler repairs	6,832.51
1840008 · Refurb Heater repairs	88,830.16
1840009 · Refurb Pump/motor repairs	166,218.80
1840010 · Refurb Cooling tower/fan repair	14,545.09
1840011 · Refurb Column repairs	13,850.00
1840012 · Refurb Exchanger repair	373,555.70
1840013 · Refurb Instrumentation repairs	15,862.80
1840014 · Refurb Electrical system rep	908,451.22
1840015 · Refurb Water system repairs	5,360.20
1840016 · Refurb Waste water system	2,375.32
1840018 · Refurb Crude off-loading rack	23,484.15
1840019 · Refurb Products loading rack	60,560.57
1840022 · Refurb Tank inspect & repair	792,535.01
1840023 · Refurb Environ assess/clean-up	35,056.03
1840024 · Refurb Engineering costs	1,135,640.72
1840025 · Refurb Grounds clearing	91,009.25
1840026 · Refurb Equipment rentals	206,163.43
1840027 · Refurb Fittings, couplings, gsk	38,820.51
1840028 · Refurb Consumables	106,244.31
1840029 · Refurb Flare System	15,135.35
1840030 · Refurb Perrmitting	36,732.21
1840031 · Refurb Lab equipment/analysis	12,736.51

1840032 · Refurb Road repairs	3,990.00
1840034 · Refurb Sales Tax	9,870.27
1840035 · Refurb pickup/delivery fees	9,184.15
1840036 · Refurb Per Diem	21,942.91
1840038 · Refurb Safety equip/supplies	7,514.54
1840040 · Refurb Building repairs	8,865.64
1840041 · Refurb Fire water system repair	197,515.03
1840042 · Refurb LaborGeneral Contractors	1,483,148.04
1840044 · Refurb Pipeline connection	21,839.91
1840048 · Reburb Desalter	2,675.00
1840052 · Refurb CP rack	13,189.20
1840054 · Refurb Crude line repairs	30,398.92
1840057 · Refurb Firewall tank 79	17,790.00
1850005 · New Piping	4,356.94
1850006 · New Valves & gauges	62,079.63
1850007 · New Boiler	81,097.50
1850008 · New Heater Equipment	68,911.41
1850009 · New Pumps & seals	8,619.44
1850013 · New Instrumentation	6,169.11
1850014 · New Electrical system	93,579.07
1850031 · New Lab equipment	17,212.04
1850033 · New Steam system equipment	1,560.00
1850037 · New Hoses LPG unloading	1,370.15
1850038 · New Safety Equipment	12,689.12
Total 1840 · Refurbishment costs	6,515,521.97
Total 1600 · Construction in Progress	28,021,917.43
Total Fixed Assets	28,140,954.05
Other Assets	
1800 · Intangible assets	
1808 · Loan closing fees - FIB	776,527.27
1830 · Accummulated amoritization	
1838 · Accum Amort - FIB loan closing	-103,536.96
Total 1830 · Accummulated amoritization	-103,536.96

Total 1800 · Intangible assets	672,990.31					
1900 · Deposits						
1911 · Utility Deposit	19,500.00					
1916 · Burner Deposit	124,525.68					
Total 1900 · Deposits	144,025.68					
Total Other Assets	817,015.99					
TOTAL ASSETS	29,178,625.01					
LIABILITIES & EQUITY						
Liabilities						
Current Liabilities						
Accounts Payable						
2000 · Accounts payable	3,585,737.35	(2,882,658.46)	(221,983.23)		(214,293.72)	266,801.94
Total Accounts Payable	3,585,737.35	(2,882,658.46)	(221,983.23)	-	(214,293.72)	266,801.94
Other Current Liabilities						
2200 · Accrued liabilities						
2221 · Accrued interest exp - FIB	650,000.00	(650,000.00)				-
2225 · Accrued other interest	274.40					274.40
Total 2200 · Accrued liabilities	650,274.40	(650,000.00)	-		-	274.40
2800 · ST Notes Payable						
2816 · NP - Current portion Boiler	17,875.00	(17,875.00)				-
2817 · NP - Current portion Sulfur Ana	5,860.40	(5,860.40)				-
2818 · NP - Current portion welder	2,095.16	(2,095.16)				-
2819 · NP - Current portion FIB loan	259,462.72	(259,462.72)				-
2820 · NP - Loan Packaging	45,521.17					45,521.17
NP - FIB		650,000.00	221,983.23			871,983.23
Total 2800 · ST Notes Payable	330,814.45	364,706.72	221,983.23		-	917,504.40
Total Other Current Liabilities	981,088.85	(285,293.28)	221,983.23		-	917,778.80
Total Current Liabilities	4,566,826.20	(3,167,951.74)	-		(214,293.72)	1,184,580.74

Long Term Liabilities					
2905 · LT Notes Payable					
2910 · Phone Equipment Lease Payable	398.55				398.55
2912 · Refinery Note Payable	1,100,494.43	882,658.46			1,983,152.89
2915 · Trailer Note Payable	4,818.49				4,818.49
2916 · Boiler Lease Payable	16,429.75				16,429.75
2917 · Sulfur Analyzer Lease Payable	13,185.81				13,185.81
2918 · Welder Lease Payable	4,713.98				4,713.98
2923 · FIB Note payable	9,580,711.13				9,580,711.13
NP - LEH				214,293.72	214,293.72
2924 · Less Current Portion LT Notes	-285,293.28	285,293.28			-
Total 2905 · LT Notes Payable	10,435,458.86	1,167,951.74	-	214,293.72	11,817,704.32
Total Long Term Liabilities	10,435,458.86	1,167,951.74	-	214,293.72	11,817,704.32
Total Liabilities	15,002,285.06	(2,000,000.00)	-	-	13,002,285.06
Equity					
3010 · Member Contributions	17,386,387.64	2,000,000.00			19,386,387.64
3900 · Retained Earnings	-3,118,659.28				(3,118,659.28)
Net Income	-91,388.41				(91,388.41)
Total Equity	14,176,339.95	2,000,000.00	-	-	16,176,339.95
TOTAL LIABILITIES & EQUITY	29,178,625.01	-	-	-	29,178,625.01
	-				-

EXHIBIT 11.3
to that certain Purchase and Sale Agreement
dated June 10, 2011 among Blue Dolphin Energy Company
and Lazarus Energy Holdings, LLC, et al

All debt obligations are currently due and subject to negotiated terms of acquisition or refinancing.

Longview (LTRII)   $1,547,876.71

Gregg County Refining -  creditor - negotiable

Nixon adjacent property (LED)    $1,514,168.40

Notre Dame Investors – creditor - negotiable

Mermentau (LLRII)  $1,601,045.00

Notre Dame Investors – creditor - negotiable